SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy                          [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                 by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1)   Title of each class of securities to which transaction applies:
         ______________________________________________________________________
    2)   Aggregate number of securities to which transaction applies:
         ______________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________________
    4)   Proposed maximum aggregate value of transaction:
         ______________________________________________________________________
    5)   Total fee paid:
         ______________________________________________________________________

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:_______________________________________________
    2)   Form, Schedule or Registration Statement No.:_________________________
    3)   Filing Party:_________________________________________________________
    4)   Date Filed:___________________________________________________________

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 6, 2001


         NOTICE is hereby given that the Annual Meeting of Stockholders of Specialized Health Products International, Inc. (the "Company") will be held at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m. (local time, SLC) on November 6, 2001, for the following purposes:

1.       To elect one member of the Board of Directors;

2. To approve the Series A Preferred Stock Purchase Agreement to which the Company is a party, dated as ofOctober 5, 2001, and the sale by the Company of up to 21,834,060 shares of Series A Preferred Stock to certain investors, including Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (which parties will collectively purchase approximately 70% of the Series A Preferred Stock);

3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares from 55,000,000, comprised of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, to 100,000,000 authorized shares, comprised of 70,000,000 shares of common stock and 30,000,000 shares of preferred stock, 21,834,060 of which shares shall be designated as Series A Preferred Stock; and

4. To approve the Specialized Health Products International, Inc. 2001 Stock Option Plan.

5. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The record date for the meeting is the close of business on September 7, 2001 and only the holders of common stock of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                              By order of the Board of Directors



                                              /s/ Paul S. Evans
                                              ----------------------------------
                                              Secretary

October __, 2001
                         Please Return Your Signed Proxy

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010


                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held November 6, 2001



                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Specialized Health Products International, Inc. (the "Company") common stock, par value $0.02 per share, in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m. (local time) on November 6, 2001, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about October __, 2001.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on September 7, 2001, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding 16,456,841 shares of the Company's common stock held by approximately 296 holders of record. On the Record Date there were no shares of the Company's common stock held as treasury stock by the Company. Holders of record of the Company's common stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Annual Meeting.

         Common stock will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such stock will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attention: Mr. Paul S. Evans, Secretary.

         The directors are elected by a plurality of the votes cast at the meeting in person or by proxy. Approval of the Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") and the approval of the 2001 Stock Option Plan require the vote of a majority of the stockholders that are present at the meeting in person or by proxy. Approval of the Amendment to the Certificate of Incorporation requires the vote of a majority of the stockholders that are entitled to vote thereon. The Board recommends that holders of the Company's common stock vote FOR the approval of election of the director proposed by the Board, the approval of the Purchase Agreement, the amendment to the Company's Certificate of Incorporation and the approval of the 2001 Stock Option Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.       Election of Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors will be elected on a rotating basis. The term of David A. Robinson expires in 2001. The term of Robert R. Walker will expire in 2002. The terms of Paul S. Evans and Donald D. Solomon expire in 2003. H. Roy Bichan and David T. Rovee resigned from the Board in August 2001. No other person has acted as a director of the Company during 2001. As a result and pursuant to Board resolution, the number of directors comprising the Board of Directors has been reduced to four members.

         At this meeting one director has been nominated by the Board for election to the class whose term expires at the 2004 annual meeting. The person nominated is Guy J. Jordan. David A. Robinson has elected not to run for reelection.

         Unless otherwise specified, proxy votes will be cast for the election of the nominee as a director. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. Election of the nominee director requires the affirmative vote of a plurality of the votes cast at the meeting for the election of directors.

         The following pages contain information concerning the nominee and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Specialized Health Products International, Inc. ("SHPI") and its subsidiaries, Specialized Health Products, Inc. ("SHP"), Specialized Cooperative Corporation, Safety Syringe Corporation and other subsidiaries, on a consolidated basis and, where the context so requires, shall include its predecessors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEE NAMED HEREIN.




                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

         Set forth below is certain information concerning each of the directors, the director nominee and executive officers of the Company as of September 7, 2001.

                                                                     With the
         Name              Age             Position                Company Since
------------------------- -----  --------------------------------- -------------
David A. Robinson(1)       58    President, Chairman of the Board,     1993
                                 Chief Executive Officer and Director

Dr. Donald D. Solomon(1)   51    Vice President, Chief Operating       2000
                                 Officer, Chief Technical Officer
                                 and Director

Paul S. Evans(1)           38    Vice President, General Counsel,      2000
                                 Secretary and Director

Keith L. Merrell(1)        56    Vice President of  Finance and        2000
                                 Investor Relations, Chief Financial
                                 Officer and Treasurer

Robert R. Walker(2)(3)     72    Director                              1994

Guy J. Jordan              __    Nominated for Election to the Board    --
---------------
(1)      Member of Executive Committee.
(2)      Member of Audit Committee.
(3)      Member of Compensation Committee.

         David A. Robinson. Mr. Robinson is President, Chief Executive Officer and Chairman of the Board of the Company. He has been a director and officer of the Company since November 1993 and his term as a director expires in 2001. Mr. Robinson has elected not to run for reelection as a director of the Company. As well as considerable involvement and responsibility as SHPI President and CEO, Mr. Robinson draws upon more than 25 years of business development experience to generate strategic partnerships and to provide an effective interface to a broad range of SHPI customers. That experience is overlaid with 30 years of management experience, including 19 years as President and CEO of three companies. Mr. Robinson holds a MBA and a Masters degree in Management Science from the University of Southern California.

         Dr. Donald D. Solomon. Dr. Solomon is Vice President, Chief Operating Officer, Chief Technical Officer and a director of the Company. He has been an officer of the Company since October 2000 and a director since March 2001and his term as a director expires in 2003. Dr. Solomon is an innovator with a keen understanding of the clinician's needs. He is responsible for managing the operations for the Company. He brings more than 21 years of medical product experience in research, product development, engineering, and manufacturing in both the U.S. and internationally to SHPI. Dr. Solomon was the Vice President of Research and Development at Johnson & Johnson Medical - Vascular Access ("JJM") from 1996 to 2000. Prior to JJM, Dr. Solomon served at Becton Dickinson ("BD")from 1987 to 1996, including positions as Worldwide Director of R&D for BD Pharmaceutical Systems Division based in France, and Director of R&D for Biocompatible Polymer Development at the BD Infusion Therapy Division. Dr. Solomon currently holds 38 patents and is the author of 52 scientific publications. He received his Masters and Ph.D. degrees in Polymer Science from Case Institute of Technology at Case Western Reserve University.

         Paul S. Evans. Mr. Evans is Vice President, General Counsel, Secretary and a Director of the Company. He has been a director and officer of the Company since June of 2000 and his term as director expires in 2003. He serves as patent counsel in various intellectual property areas, including: domestic and foreign patent prosecution, technology transfer and licensing; and strategic and tactical business-focused legal planning with an emphasis on intellectual property. Mr. Evans received a B.S. in Mechanical Engineering from the University of Utah and worked as a Project/Design Engineer for Morton International (now Autoliv) prior to receiving his law degree. He previously served as Vice President and General Counsel for two research and development companies, serving from 1994 to 2000 as Vice President, General Counsel of Eneco, Inc. He was a patent attorney with the law firm of Snow, Christensen & Martineau. His project and design engineering experience coupled with his law expertise provides a valuable insight into his management of intellectual property for the Company. Mr. Evans speaks fluent Japanese.

         Keith L. Merrell. Mr. Merrell is Chief Financial Officer, Vice President of Finance and Investor Relations, and Treasurer of the Company. He has been an officer of the Company since July 2000. Along with his financial responsibilities as CFO of SHPI, Mr. Merrell draws on 28 years of accounting experience to manage all of the accounting functions and to interface with the Company's independent public accountants. He spent two years in the field of public accounting, and served as Chief Financial Officer or Controller of four companies prior to his joining SHPI. His business career also includes extensive experience in management, sales and marketing, and consulting. He served as Vice President - Western Operations for Michelex, an injection molding company with corporate headquarters in New York, from 1998 to 2000. From 1991 to 1998 he served as Director of Finance for The Duplication Group, planning, implementing and bringing online the first CD manufacturing facility in the intermountain area. He graduated from Arizona State University with a Bachelor of Science degree in Accounting.

         Robert R. Walker. Mr. Walker has served as a director of the Company since March 1994 and his term expires in 2002. For the past five years Mr. Walker has been principally self-employed as a consultant in the healthcare industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Healthcare, a regional hospital company, from which he retired as President of IHC Affiliated Services. He is also a former Chairman of the Board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration from the University of Utah.

         Guy J. Jordan. Mr. Jordan has been nominated for election to the Company's Board. From 1996 through 2001 Mr. Jordan was principally employed by C.R. Bard, Inc. He most recently has acted as the Group President for C.R. Bard, Inc., with global operating responsibility for oncology device businesses and had geographic responsibility for Canada, Australia, Latin America and Asia Pacific, and functional responsibility of all of Bard's research and development, 1996 to present. From 1990 to 1996 Mr. Jordan acted as President of Bard Access Systems and from 1986-1990 Mr. Jordan acted as Vice President of Research and Development, USCT Division of C.R. Bard, Inc. Prior to his employment with C.R. Bard, Inc. Mr. Jordan also work in various capacities for American Cyanamid Company and Michaelson Laboratory. Mr. Jordan is a member of the boards of directors of International Society for Endovascular Specialists, Paper Mill Playhouse and Summit Speech School. Mr. Jordan holds a Bachelors of Arts degreed in Chemistry from Oakland University, a PhD in Organic Chemistry from Georgetown University and an Masters of Business Administration, Marketing, from Fairleigh Dickenson University.

         Executive officers of the Company are elected by the Board on an annual basis and serve at the discretion of the Board.

Board Committees

         The Board has an Executive Committee, Audit Committee and Compensation Committee. The Board does not have a nominating committee.

         The Executive Committee held 38 meetings during 2000. The Executive Committee has certain powers delegated to in by the Board and can act when the Board is not in session. Members of the Executive Committee are David A. Robinson, Paul S. Evans and Donald D. Solomon.

         The Company's Audit Committee held 2 meetings during 2000. The function of the Audit Committee as detailed in the Audit Committee Charter is to provide assistance to the Board in fulfilling their responsibility to the stockholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management. Currently, the sole member of the Audit Committee is Robert R. Walker. Prior to their resignations in August 2001, H. Roy Bichan and David T. Rovee were also members of the Audit Committee. The Company anticipates appointing additional directors to the Audit Committee.

         The Company's Compensation Committee held 2 meetings during 2000. The Compensation Committee administers the Company's stock option plan, establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. Currently, the sole member of the Compensation Committee is Robert R. Walker. Prior to their resignations in August 2001, H. Roy Bichan and David T. Rovee were also members of the Compensation Committee. The Company anticipates appointing additional directors to the Compensation Committee.

Board Meetings and Directors' Attendance

         The Board held 15 meetings and took action by unanimous consent on 13 occasions during the fiscal year ended December 31, 2000. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served during the fiscal year ended December 31, 2000.

Certain Relationships And Related Transactions

         In May 1999, the Company paid Westbridge Capital Partners $90,000 to assist the Company in evaluating certain medical safety product markets and segments and to evaluate and develop related business strategies. David G. Hurley, who was a director of the Company at that time, is an affiliate of Westbridge Capital Partners.

         In February 2000, the Company entered into a letter agreement with Rubicon International Limited ("Rubicon") to receive certain financial advisory services. Certain of the principals of Rubicon and the persons expected to perform service on behalf of Rubicon under the letter agreement are Company stockholders. The Agreement was cancelled in August 2001. Rubicon was paid $90,000 and issued 200,000 shares of the Company's common stock in settlement of all current and future charges and expense reimbursements under the agreement.

         Certain investors in a private offering conducted by the Company in April and May 2001 acquired Series G warrants exercisable for 3,923,204 shares of common stock and had the option to acquire up to 12,550,000 shares of the Company's common stock and Series H Warrants exercisable for up to 12,550,000 shares of the Company's common stock. By mutual agreement of the parties, these rights are cancelable by the Company's Board at any time prior to October 31, 2001. In the event of cancellation, the Company has agreed to issue to the holders of the Series G Warrants one share of common stock for every five Series G Warrants (each Series G Warrant is exercisable for one share of common stock) cancelled (for a total of 784,638 shares). No additional consideration is payable to cancel the option to acquire the 12,550,000 shares of common stock and Series H Warrants. In the event of cancellation, Paul S. Evans, an officer and director of the Company, will receive 6,000 shares of common stock and Keith
L. Merrell, an officer of the Company, will receive 6,000 shares of common stock in exchange for Series G Warrants held by these individuals.

         The law firm of Blackburn & Stoll, LC provides legal services to the Company. Eric L. Robinson, a member of that firm, is the nephew of David A. Robinson.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of September 7, 2001, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company's common stock, (ii) each of the Company's directors, including the Company's director nominee, (iii) each of the Company's Named Executive Officers , and (iv) all directors and executive officers as a group. As of September 7, 2001, the Company had 16,456,841 shares of common stock outstanding.

                                Shares
  Name and Address           Beneficially  Percentage of
of Beneficial Owner(1)          Owned(2)      Total(2)          Position
----------------------       ------------  ----------  -------------------------
David A. Robinson(3)            717,132        4.3%    President, CEO, Chairman
                                                       of the Board and Director

Dr. Donald D. Solomon(4)        124,235           *    Vice President, COO, CTO
                                                       and Director

Paul S. Evans(5)                170,613        1.0%    Vice President, General
                                                       Counsel, Secretary and
                                                       Director

Keith L. Merrell(6)              89,141           *    Chief Financial Officer,
                                                       Vice President of Finance
                                                       and Investor Relations,
                                                       Treasurer

Robert R. Walker(7)             163,000           *    Director

Executive Officers and
Directors as a Group (five
persons)                      1,264,121        7.4%

Guy J. Jordan                        --           *    Nominated for Election to
                                                       the Board

Johnson & Johnson Development 1,000,000        6.1%
Corporation(8)
One Johnson & Johnson Plaza,
New Brunswick, NJ 08933

* Less than 1%.
--------------
(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3) Includes 330,219 shares of common stock and stock options to purchase 300,000 shares of common stock, 50,000 of which Mr. Robinson has agreed to transfer to a nonaffiliated party. Also includes 86,913 shares of common stock purchased through the Company's 401(k) plan.
(4) Includes 10,000 shares of common stock and 14,235 shares of common stock purchased through the Company's 401(k) plan. Also includes stock options exercisable for 100,000 shares of common stock.
(5) Includes 55,000 shares of common stock and 15,613 shares of common stock purchased through the Company's 401(k) plan. Also includes stock options exercisable for 100,000 shares of common stock.
(6) Includes 30,000 shares of common stock and 9,141 shares of common stock purchased through the Company's 401(k) plan. Also includes stock options exercisable for 50,000 shares of common stock.
(7) Includes stock options to purchase 100,000 shares of common stock. Also includes 63,000 shares of common stock that Mr. Walker is deemed to beneficially own through a trust.
(8)  Includes 1,000,000 shares of common stock.

Change in Control

         The consummation of the transactions contemplated by the Purchase Agreement may result in the issuance of up to 21,834,060 shares of Series A Preferred Stock, which shares are (subject to certain adjustments) convertible into common stock on a one-for-one basis. See "2. Approval of Series A Preferred Stock Purchase Agreement."

         Certain investors in a private offering conducted by the Company in April and May 2001 acquired an option to purchase up to 12,550,000 shares of the Company's common stock and Series H Warrants exercisable for up to 12,550,000 shares of the Company's common stock. By mutual agreement of the parties, these rights are cancelable by the Company's Board at any time prior to October 31, 2001. Cancellation of this option is required prior to the closing of the Purchase Agreement. See "Certain Relationships and Related Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance

         The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's common stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transaction in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2000, were met in a timely manner by its executive officers, Board members and greater than ten percent stockholders, except that Dr. Roy Bichan did not report transactions occurring in 2000.

Executive Compensation

         The tables below set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined for the year ended December 31, 2000) (the "Named Executive Officers"). The tables include information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid by the Company to the Named Executive Officers.

                                                      SUMMARY COMPENSATION TABLE

                                           Annual Compensation                     Awards            Payouts
                                           -------------------                     ------            -------
                                                                           Restricted     Stock                   All Other
        Name and                                          Other Annual       Stock       Options/     LTIP      Compensation
   Principal Position       Year Salary ($)  Bonus ($)  Compensation($)(1) Awards ($)    SAR(#)    Payouts($)       ($)
   ------------------       ---- ----------  ---------  ------------------ ----------    ------    ----------  -------------
David A. Robinson,          1998  240,000      1,000         10,000            ---         ---         ---        10,428(4)
President, CEO, Chairman    1999  225,416(2)     ---         10,000            ---         ---         ---        68,508(3)(4)
of the Board and Director   2000  190,000(2)     ---          9,500            ---      300,000(7)     ---        12,180(4)

David L. Thorne             1998   94,666        300          4,748            ---         ---         ---           ---
Manager - Product           1999 100,000(3)      ---          5,000            ---         ---         ---        51,044(5)
Development                 2000 100,000         ---          5,000            ---       74,810        ---         1,044(6)
---------------

(1) These amounts represent payments by the Company into its 401(k) retirement plan for the benefit of the Named Executive Officer.
(2) In September 1999, Mr. Robinson's salary was voluntarily reduced from $240,000 to $190,000 per year.
(3) This represents payment of accrued vacation, $67,400 of which was used to pay off a subscription receivable in a noncash transaction.
(4) Represents amounts paid by the Company for life insurance on the life of Mr. Robinson with insurance proceeds payable to the beneficiary designated by Mr. Robinson.

(5) Represents $50,000 paid to Mr. Thorne for cancellation of SHPI Warrants to acquire 25,000 shares of common stock. Also represents $1,044 paid by the Company for term life insurance on the life of Mr. Thorne with insurance proceeds payable to the beneficiary designated by Mr. Thorne.
(6) Represents amounts paid by the Company for life insurance on the life of Mr. Thorne with insurance proceeds payable to the beneficiary designated by Mr. Thorne.
(7) Mr. Robinson had 300,000 five year options that expired August 31, 2000. On September 2, 2000, the board granted Mr. Robinson 300,000 new options with a three-year term.

         Option Grants in Fiscal Year 2000. The following table sets forth certain information with respect to stock options grants during the year ended December 31, 2000 to Named Executive Officers.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (Individual Grants)

                                 Number of        Percent of Total
                                Securities           Options/SAR
                                Underlying           Granted to
                                Options/SAR         Employees in       Exercise or Base
            Name              Granted (#) (1)        Fiscal Year        Price ($/Share)    Expiration Date
            ----              ---------------        -----------        ---------------    ---------------
   David A. Robinson            300,000 (2)             31.5%                $2.00              9/2/03
   David L. Thorne               74,810 (3)              7.9%                $1.25              9/2/10
---------------------

(1)  These options were granted pursuant to the Company's 2000 Stock Option
     Plan.
(2) Mr. Robinson had 300,000 five year options that expired August 31, 2000. On September 2, 2000, the board granted Mr. Robinson 300,000 new options with a three-year term.
(3) Mr. Thorne had 19,810 five-year options that expired August 31, 2000. On September 2, 2000, the board granted Mr. Thorne 19,810 new options with a three-year term.

Compensation of Directors

         No cash fees or other consideration were paid to employee directors of the Company by the Company for service on the Board during 2000. During 2000, the Company compensated Messrs. Rovee and Walker at a rate of $10,000 per year payable in equal quarterly installments along with options to purchase 16,000 shares of the Company's common stock that were granted in equal quarterly installments at an exercise price equal to the fair market value of the underlying common stock on the date of grant, subject to a minimum exercise price of $1.00 per share. Mr. Bichan was compensated at a rate of $4,000 per year payable in equal quarterly installments and was granted options to purchase 50,000 shares of the Company's common stock at $1.00 per share. To date, in 2001 Mr. Walker's director compensation has been the same as his 2000 director compensation. The Company has made no other agreements regarding compensation of non-employee directors, including the compensation arrangements for Mr. Guy Jordan if elected to the Board. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment and Indemnity Agreements

         The Company has entered into an employment agreement with Mr. David A. Robinson. Mr. Robinson's employment agreement, which has been amended from time to time, provides that (i) Mr. Robinson receive a salary of $190,000 per year;
(ii) Mr. Robinson's current employment agreement expires on December 31, 2002;
(iii) Mr. Robinson is entitled to vacation pay and health insurance; (iv) if the employment of Mr. Robinson is terminated by reason of disability or other than for cause, his salary will continue for the full term of the agreement; (v) if Mr. Robinson is terminated for cause, his salary ceases as of the date of termination; (vi) the Company will provide Mr. Robinson with up to $1,000,000 of term life insurance while he is employed by the Company; and (vii) Mr. Robinson is required to keep all proprietary information relating to the business of the Company confidential both during and after the term of the agreement.

         The Company has entered into an employment agreement with Dr. Donald D. Solomon. Dr. Solomon's employment agreement is substantially similar to Mr. Robinson's except that Dr. Solomon's annual salary is $165,000 per year beginning October 23, 2000, his employment agreement expires on October 23, 2004, the Company provides Dr. Solomon $200,000 of term life insurance while he is employed by the Company and he is entitled to be reimbursed for relocation expenses to a maximum of $40,000.

         The Company has entered into an employee agreement with Mr. Paul S. Evans. Mr. Evans' employment agreement is substantially similar to Dr. Solomon's except that Mr. Evans' employment agreement expires on June 12, 2003, he was granted 25,000 shares of the Company's stock on the date of his hire and he is not entitled to any reimbursement for relocation expenses.

         The Company has entered into an employee agreement with Mr. Keith L. Merrell. Mr. Merrell's employment agreement is substantially similar to Dr. Solomon's except that Mr. Merrell's annual salary is $90,000, his employment agreement expires on December 31, 2002 and he is not entitled to any reimbursement for relocation expenses.

         The Company entered into an employment agreement with Mr. David Thorne. Mr. Thorne's employment agreement is substantially similar to Dr. Solomon's except that Mr. Thorne's annual salary is $100,000, his employment agreement expires on October 15, 2001 and he is not entitled to any reimbursement for relocation expenses. Under compensatory employment arrangements and as an inducement to retain Mr. Thorne as an employee, in November 1999 that Company entered into an arrangement with Mr. Thorne whereby Mr. Thorne had the right to receive $65,000 cash compensation if the Company did not achieve certain milestones. The Company failed to achieve the milestones. In June 2001 the Company issued to Mr. Thorne 84,197 shares of the Company's common stock in full satisfaction of the Company's obligation to pay the $65,000 plus accrued interest.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with each of its executive officers and directors pursuant to which the Company has agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director of the Company that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate the Company to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, the officers and directors of the Company are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by the Company in certain cases at its discretion.

401(k) Retirement Plan

         Effective in 1996, the Company adopted a 401(k) retirement plan whereby the Company contributes up to five percent of payroll compensation to the plan, matching employee contributions to the plan on a dollar for dollar basis up to the maximum five percent contribution. The Named Executive Officers have invested all of the funds in their 401(k) accounts in common stock of the Company.

Accrued Vacation Pay

         Effective January 1, 1999, the Company changed its vacation policy. Prior to January 1, 1999, the Company's policy was to allow executive officers to carry over vacation from year to year without limitation. After January 1, 1999, the Company allows all employees to carry over a maximum of 20-days vacation pay from year to year. Effective September 24, 2001, the Company modified its vacation policy to allow all employees to carry over a maximum number of days equivalent to two years vacation days earned at the rate they currently earn vacation.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and the Company's Bylaws and Indemnity Agreements provide for, indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Stock Options and Warrants

         In October 1998, the Company's stockholders approved the adoption of the Specialized Health Products International, Inc. 1998 Stock Option Plan (the "Option Plan"). The Option Plan permited the Company to grant "non-qualified stock options" and "incentive stock options" to acquire the Company's common stock. The total number of shares authorized for the Option Plan could be allocated by the Board between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended. The option exercise price per share under the Option Plan could not be less than the fair market value of a share of common stock on the date on which the option is granted and in no event could the exercise price be less than $2.00 per share. In June 2000, the Company's stockholders approved the adoption of the Specialized Health Products International, Inc. 2000 Stock Option Plan (the "2000 Option Plan"). The 2000 Option Plan is similar to the Option Plan, except the 2000 Option Plan increases the option pool to 2,500,000 shares and requires that the option price to be equal to the fair market value of the underlying stock on the date of grant, but in no event may the option price be less than $1.00 per share. As of September 7, 2001, options to acquire an aggregate of 1,741,000 shares of common stock at exercise prices ranging from $1.00 to $2.625 are outstanding under the option plans.

Compensation Committee Interlocks and Insider Participation

         No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

2.       Approval of the Series A Preferred Stock Purchase Agreement

THE PRINCIPAL TERMS OF THE TRANSACTION ARE SET FORTH IN THE PURCHASE AGREEMENT, A COPY OF WHICH IS SET FORTH AS ANNEX B HERETO AND IS MADE A PART OF THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION SETS FORTH A DESCRIPTION OF CERTAIN MATERIAL TERMS OF THE PURCHASE AGREEMENT AND IS QUALIFIED BY THE MORE COMPLETE INFORMATION SET FORTH IN THE PURCHASE AGREEMENT.

Purpose and Background of the Transaction

         For the past year the Company has been unsuccessful in raising the capital needed by the Company to execute the Company's business plan. Beginning in the summer of 2000, the Company and a financial advisor explored the possibility of the Company obtaining a listing on the London Stock Exchange with the assistance of one or more investment banking firms located in the United Kingdom. It was hoped this strategy would lead to increased stockholder value and allow the Company to obtain needed funding. Substantial discussions took place. After exploring this strategy for some time, however, it was determined that it was not a viable strategy to pursue at the time.

         By late 2000, the Company had run out of funds. With the assistance of a financial advisor and no other reasonable funding alternatives, the Company raised $600,000 through the sale of convertible promissory notes. This funding was only sufficient to cover the Company's financial needs through early 2001. In addition, the loans came due on March 31, 2001, so the Company was under immediate pressure to obtain additional funding.

         After discussions with some of the Company's Series D Warrants holders and on the advice of a financial advisor, the Company then attempted to raise funding by lowering the exercise price of its Series D Warrants for a limited period of time to encourage warrant holders to exercise their warrants. Only a few warrant holders elected to exercise warrants and the Company was only able to raise $76,694 from this exercise. All of the outstanding Series D Warrants have since expired.

         In February 2000, upon the advice of a financial advisor, the Company sought to raise funding through a private offering to certain of the Company's historical stockholders and others. Like the Company's other funding efforts during this period, this offering was not successful and resulted in the receipt of $170,533 in gross offering proceeds.

         In addition to funding contacts being explored by financial advisors, the Company contacted many potential funding sources and, in some cases discussions continued for some time. However, none of these sources provided the Company with substantial funding. As a result of the Company's inability to obtain necessary funding, the Company has been operating with a substantial working capital deficit for some time. In addition, the notes issued by the Company in 2000 came due on March 31, 2001 and the Company was unable to repay the amounts owing. Management believed that if additional funding was not received shortly the Company would be forced to cease or significantly curtail operations. Then, to make matters worse, on April 3, 2001 the Company received notice from Ethicon Endo-Surgery, Inc. (formerly Johnson & Johnson Medical-Vascular Access, "J&J") that J&J was terminating the Company's agreement with J&J.

         Later in April 2001, an investor group, which included some historical stockholders of the Company, proposed investing $600,000 in immediate funding with an additional $8,000,000 in potential subsequent funding. This proposal, if fully funded, may have vested control of the Company in the hands of the participating investors. This proposal was discussed with some of the Company's larger stockholders. A difference of opinion existed among some of the stockholders whom the Company consulted. Ultimately, the Company offered its own funding proposal (the "April Offering") which was a hybrid of previous proposals and, the Company believed, was the best available alternative.

         The Company raised $1,420,000 in the April Offering through the private offer and sale of common stock and Series G Warrants to accredited and sophisticated investors. In the April Offering the Company sold units at $20,000 per unit. Each unit was comprised of 40,000 shares of the Company's common stock and Series G Warrants to purchase an additional 40,000 shares of the Company's common stock at an exercise price of $0.75 per share. The Series G warrants were to expire with respect to one-fifth of the shares initially issuable upon exercise of the Series G warrants on each of the following dates: April 30, 2002, April 30, 2003, April 30, 2004, April 30, 2005 and April 30, 2006.

         In addition to the forgoing, investors demanded and the Company agreed to grant rights to provide future funding to the Company on the terms and conditions outlined below. Ultimately, members of a funding group (or their accredited and sophisticated nominees) were given the right to acquire subsequent units ("Subsequent Unit Investors") at the price of $20,000 per Subsequent Unit. In summary terms, each Subsequent Unit consisted of (i) shares of common stock to be purchase at a small discount to market and (ii) Series H Warrants to purchase the number of shares of common stock equal to the number of Subsequent Unit Shares acquired as part of the same Subsequent Unit at an exercise price equal to 150% of the average closing bid price of the Company's common stock. The Series H Warrants expired with respect to one-fifth of the shares initially issuable upon exercise of the Series H Warrants on each of the following dates: April 30, 2002, April 30, 2003, April 30, 2004, April 30, 2005 and April 30, 2006. The Series H Warrants were otherwise on substantially the same terms as the Company's Series G Warrants.

         The Company, after discussions regarding the potential sale of the Series A Preferred Stock, determined that it was in the Company's best interest to delay and possibly terminate the sale of Subsequent Units. The Company, after discussion with Subsequent Unit holders entered into an arrangement whereby the funding of Subsequent Units was delayed and is subjected to termination as described below.

         In July 2001, the Company's Board of Directors approved a term sheet relating to the sale of the Series A Preferred Stock. On October 5, 2001, due diligence was completed and the Purchase Agreement was executed. The Purchase Agreement is subject to a number of contingencies, as described hereafter.

         Due to the fact that the Company did not have sufficient funds to continue operations pending the possible closing of the Purchase Agreement, between July 2, 2001 and October 5, 2001, the Company and certain investors entered into loan agreements (the "Loans"). Under the terms of the Loans, various sophisticated and accredited parties lent the Company an aggregate of $1,500,000. The Loans accrue interest at the rate of twelve percent (12%) per annum and are due and payable in a single balloon payment on the earlier of (i) September 20, 2001 or (ii) the date the Company receives an equity investment of at least $4,000,000 (an "Equity Financing"). The maturity date may, however, be extended from time to time by the agent for the lenders to a date no later than June 30, 2002, and the maturity date has presently been extended to November 20, 2001.

         The Loans are secured by (i) the bank account that holds the loan proceeds prior to their disbursement; (ii) all license fees, revenues and other proceeds earned or received by the Company pursuant to its Development and License Agreement, as amended, by and between Safety Syringe Corporation, a subsidiary of the Company, and Tyco Healthcare Group LP which was executed in November 1999; (iii) the patent application entitled, Safety Shield For Medical Needles, Serial No. 09/809,357, filed March 15, 2001, including, without limitation, the inventions and improvements described and claims therein (hereinafter called "Patent Application"); and (iv) all other cash and non-cash proceeds and products of the foregoing, including (without limitation) any rights pursuant to its agreements with any other party relating thereto.

         Should an Equity Financing occur prior to the maturity date the Loans are convertible, at the lender's option on the closing date(s) of the Equity Financing, into the securities offered in the Equity Financing. Upon such conversion, the lender will receive the same number and type of securities the lender would have received in the Equity Financing had the lender first invested in the Equity Financing an amount of money equal to the amounts owing on the Loan on the conversion date. All or part of the principal and accrued interest may be converted in an Equity Financing if any is converted.

         If an Equity Financing does not occur prior to the maturity date, the holders of the notes have the option to convert the principal and accrued, but unpaid, interest owing on the notes into shares of the Company's common stock and Series G Warrants at the rate of one share of common stock and one Series G Warrant for every $.50 in principal and accrued interest that is converted.

         The Company's cash reserves are not sufficient to pay the principal or interest payments due under the Loans. The Company will be looking primarily to funds raised in an Equity Financing to repay the Loans and to finance the ongoing operations of the business. Without additional funding in the immediate future, it is unlikely the Company will be able to continue as a going concern.

Terms of the Transaction

         The Purchase Agreement provides for an initial investment of $5,000,000 in the form of Series A Preferred Stock at $.458 per share and a subsequent investment, at the option of the investors, of an additional $5,000,000 of Series A Preferred Stock at the same price during the twelve months following the closing date to certain investors (the "Transaction"), including Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. The investors participating in the Transaction are sometimes referred to as the "Investor Group."

         The obligation of the parties to complete the Transaction is subject to certain contingencies, including (i) stockholder approval, (ii) the elimination of all, or essentially all, of the Series G Warrants and Subsequent Unit rights,
(iii) execution of two year lock-up agreements by the Company's officers, directors and the Investor Group, (iv) retention of an executive search firm to help locate a new CEO, (v) securing a definitive Huber needle supply and distribution agreement and a definitive blood collection agreement with parties and on terms acceptable to the Investor Group, (vi) reserving for issuance an additional 5,000,000 shares of common stock for issuance under a Company stock option plan and (vii) the election by Loan holders to convert the principal amount owing on the Loans ($1,500,000), excluding interest, toward the purchase price of securities in the Transaction. In the event the Transaction does not close the Company will be obligated to issue to the Investor Group 3-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $.50 per share, subject to limited exceptions. The Company is also obligated to pay up to $150,000 in due diligence, legal and other costs of certain members of the Investor Group relating to the Transaction. The Company is aware of no other material governmental or regulatory approvals required for the consummation of the transaction, other than compliance with applicable securities laws.

         The Investor Group will be granted certain demand and piggy-back registration rights in connection with the Transaction if approved.

Use of Proceeds

         The Company currently intends to use the net proceeds from the Transaction to fund working capital and other general corporate purposes.

Effect of the Transaction on Stockholders

         Pursuant to the Purchase Agreement, an aggregate of10,917,030 shares ($5,000,000) of Series A Preferred Stock will initially be sold and an additional 10,917,030 ($5,000,000) shares may be sold, at the option of the Investor Group, at the same price during the twelve months following the initial closing date. Assuming the Transaction is fully funded, the Investor Group will own 21,917,030 shares of Series A Preferred Stock. The Series A Preferred Stock is initially convertible into common stock on a one-for-one basis, but the conversion rate is subject to adjustment upon the happening of certain events.

         As a condition precedent to the closing of the Transaction, all Series G Warrants and Subsequent Unit rights must be extinguished. The Company has entered into an agreement with the Series G Warrant holders and Subsequent Unit right holders whereby the Company may, at any time prior to October 31, 2001, cancel (i) all Series G Warrants (immediately prior to cancellation there were outstanding Series G Warrants exercisable for 3,923,204 shares of common stock) in consideration for the issuance of 784,638 shares of common stock and (ii) all Subsequent Unit Rights in exchange for no additional consideration (the Subsequent Units were comprised of the right to acquire up to 12,550,000 shares of the Company's common stock and Series H Warrants exercisable for up to 12,550,000 shares of the Company's common stock).

         Upon approval and closing of the Transaction, it is initially anticipated that the Company's Board will be increased from 4 members to 6 members. Holders of the Series A Preferred Stock will have the right to designate two individuals to serve as directors. Holders of the common stock will elect the remaining directors.

         The following table illustrates the pro forma effect of the issuance of the shares of Series A Preferred Stock (including the securities issued in consideration for the cancellation of the Series G Warrants and Subsequent Unit Rights) on the financial position and results of operations of the Company for the year ended December 31, 2000, assuming conversion of the Series A Preferred Stock into common stock on a one-for-one basis and as if the shares were issued and outstanding at January 1, 2000, as compared to actual results for the same period.

                                              Actual Results   Pro Forma Results
                                              --------------   -----------------
Net Loss                                       $(3,181,720)       $(3,181,720)
Basic Loss Per Share                                  (.26)              (.08)
Basic Weighted Average Shares Outstanding       12,393,024         39,163,085
Stockholders' Equity (Deficit)                  (1,821,255)        10,182,446

Description of the Series A Preferred Stock

         The Company has previously authorized 5,000,000 shares of preferred stock which the Board is authorized, without action by the holders of the common stock, to provide for the issuance of in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of each series. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which will be superior to the common stock. The Company is seeking to increase the number of shares of such preferred stock from 5,000,000 shares to 30,000,000 shares in connection with this Transaction. If such approval is obtained, the Board intends to designate 21,834,060 shares as Series A Preferred Stock.

         The relative rights and preferences of the Series A Preferred Stock are as follows:

         [X] Holders of each share of Series A Preferred Stock shall have the right to one vote for each share of common stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

         [X] Holders of Series A Preferred Stock, voting together as a class, shall be entitled to elect two members of the Board.

         [X] The Company cannot, without the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the Series A Preferred Stock, voting together as a single class: (i) amend its Certificate of Incorporation or Bylaws if such amendment would result in any change to the rights, preferences or privileges of the Series A Preferred Stock; (ii) increase the number of authorized shares of Series A Preferred Stock; (iii) create any new class or series, or reclassify any existing class or series, having a preference over, or on a parity with, the Series A Preferred Stock with respect to voting rights or representation, dividends, redemptions, or upon liquidation;
                  (iv) redeem or repurchase shares of the common stock other than shares repurchased from employees or officers under limited circumstances; or (v) subject to certain exceptions, effect any sale of all or substantially all of the assets of the Company or any merger, consolidation or other business combination.

         [X] Holders of Series A Preferred Stock are entitled to receive dividends at the rate of eight percent (8%) per share per annum payable semi-annually, when, if and as declared by the Board out of any assets legally available therefor. The right to such dividends is not cumulative.

         [X] Subject to certain exceptions, in the event of a liquidation, dissolution or winding up of the Company holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount equal to at least $0.458 per outstanding share of Series A Preferred Stock, plus an amount equal to an eight percent (8%) annual compounded return on $0.458 per outstanding share of Series A Preferred Stock from the date of the initial purchase of such share less any dividends previously paid on such share.

         [X] If there are any assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts, then all such remaining assets shall be distributed to the holders of the common stock and the Series A Preferred Stock in proportion to the shares of common stock then held by them and the shares of common stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock.

         [X] Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into common stock at the conversion rate (initially the conversion rate is $.458, but the conversion rate is subject to downward adjustment in certain cases where the Company issues common stock for less than the current conversion rate).

         [X] Each share of Series A Preferred Stock automatically converts into common stock at the conversion rate then in effect if at any time sixty-six and two thirds percent (66 2/3%) of the Series A Preferred Stock issued by the Company shall have been converted by the holders thereof into common stock.

         [X] Each share of Series A Preferred Stock automatically converts into common stock if, after the second anniversary of the original issue date, the Company's average closing share price for the common stock for at least twenty (20) consecutive trading days exceeds three (3) times the conversion price.

         [X] Any right or preference of the Series A Preferred Stock may be waived in writing by the holders of at least 66 2/3 % of the outstanding shares of the Series A Preferred Stock.

THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE SERIES A STOCK PURCHASE AGREEMENT.

3.       Approval of the Amendment to the Certificate of Incorporation

         At a meeting held on August 16, 2001, the Board adopted a resolution to amend, subject to stockholder approval, the Certificate of Incorporation to increase the number of authorized shares from 55,000,000, comprised of 50,000,000 shares of common stock with a par value of $.02 per share and 5,000,000 shares of preferred stock with a par value of $.001 per share, to 100,000,000 authorized shares, comprised of 70,000,000 shares of common stock with a par value of $.02 per share and 30,000,000 shares of preferred stock with a par value of $.001 per share, 21,834,060 of which shares shall be designated as Series A Preferred Stock.

         The primary purpose of increasing the authorized shares of the Company is to (i) create sufficient authorized capital so that the Company can designate and issue the Series A Preferred Stock as part of the Purchase Agreement and have sufficient shares of common stock into which the Series A Preferred Stock can be converted and (ii) leave the Company with what the Board believes is a reasonable amount of additional authorized common and preferred stock.

THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

4. Approval of the Specialized Health Products International, Inc. 2001 Stock Option Plan

         At the Annual Meeting, stockholders will be asked to approve the Specialized Health Products International, Inc. 2001 Stock Option Plan (the "2001 Option Plan"). Approval of the 2001 Option Plan is a condition precedent to the closing of the Transaction. A copy of the 2001 Option Plan is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The description below of the 2001 Option Plan is qualified in its entirety by reference to the complete text of the 2001 Option Plan. Terms not defined herein shall have the meanings set forth in the 2001 Option Plan.

Description of Principal Features of the 2001 Option Plan

         The 2001 Option Plan is intended to afford an incentive to employees, Board members and consultants of the Company and its subsidiaries to acquire or increase a proprietary interest in the Company, to become or continue as employees, Board members or consultants, to devote their best efforts on behalf of the Company and to align the interests of such persons with the Company's stockholders to promote the success of the Company's business. Additional objectives of the 2001 Option Plan are (i) to broaden the share ownership of the staff of the Company and (ii) to create, in effect, a bonus program for key personnel which compensates designated individuals with shares of the Company.

         The 2001 Option Plan will permit the Company to grant "non-qualified stock options" and/or "incentive stock options" to acquire the Company's Common Stock. The total number of shares authorized for the 2001 Option Plan may be allocated by the Board between non-qualified stock options and incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         A total of 5,000,000 shares will be allocated to the 2001 Option Plan. While no determination has been made, some of the options outstanding under existing option plans could be canceled and replaced with options granted under the 2001 Option Plan which grants may be at exercise prices or terms that are different than terms and exercise prices under existing plans. In addition, all executive officers and all directors of the Company would qualify for awards under the 2001 Option Plan. No determination has been made, however, if or in what amounts option grants would be made to any particular person under the 2001 Option Plan.

         It is intended that all shares issued pursuant to the exercise of options under the 2001 Option Plan will be drawn from the authorized stock. It is not anticipated that any of such shares will be purchased on the open market or allocated from treasury shares, if any.

Award Plan

         The grant of options or awards will be dictated by the achievement of a mixture of individual and corporate performance goals determined by the Board or, at the Board's election, the Compensation Committee (the body administering the 2001 Option Plan is hereinafter referred to as either the Board or the Compensation Committee). Awards under the 2001 Option Plan will be focused on Company employees, Board members and consultants whose contribution and achievement can make a difference to Company financial performance and hence, indirectly, stockholder value creation. As of September 7, 2001, the Company had four Board members.

         Awards under the 2001 Option Plan may begin in 2001, although the Compensation Committee has made no determination with respect thereto. The specific structure of the 2001 Option Plan for this and subsequent years will be determined by the Compensation Committee.

         The 2001 Option Plan authorizes the Compensation Committee to grant "incentive stock options," ("ISO's") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSO's"), pursuant to the applicable terms and conditions of the 2001 Option Plan and of the agreement evidencing such grant. The aggregate fair market value of the ISO's granted to any one optionee under the Option Plan, or any similar plan, that first become exercisable in any calendar year may not exceed $100,000.

         The option exercise price per share for an incentive stock option may not be less than the fair market value of a share of Common Stock on the date on which the option is granted. There are no other minimum requirements with respect to minimum exercise prices. Each option agreement will provide the exercise schedule for the option as determined by the Compensation Committee (which may include a requirement for achieving performance goals), provided that the Compensation Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period can be up to ten years from the date of the grant of the option as determined by the Compensation Committee, provided, however, that in the case of an ISO, such exercise period shall not exceed ten years from the date of grant of such option as allowed by the Code. The exercise period shall be subject to early termination and accelerated vesting as provided in the 2001 Option Plan. Generally, it is anticipated that options granted under the 2001 Option Plan will vest on a basis determined appropriate by the board of directors, including consideration of length of service for Company employees.

         Options granted under the 2001 Option Plan will not be transferable other than by will or by the laws of descent and distribution or to a beneficiary upon the death of a grantee, and such options that may be exercisable shall be exercised during the lifetime of the grantee only by the grantee or his or her guardian or legal representative, except as otherwise provided in the 2001 Option Plan.

General

         The Option Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act ("Rule 16b-3") and, with respect to ISO's, to generally serve as a qualified performance-based compensation program under OBRA. However, the compensation received by certain individuals under the Company's 2001 Option Plan may fall outside the deductibility limitations of OBRA if the Company is successful as reflected in the Company's stock price and/or income.

         The 2001 Option Plan will be administered by the Compensation Committee of the Board. The Compensation Committee determines (i) which employees/independent contractors of the Company and its subsidiaries shall be granted an option to acquire of Common Stock of the Company; (ii) the number of shares into which the option is exercisable; (iii) the amount to be paid by a grantee upon exercise of an option or award; (iv) the time or times and the conditions subject to which options or awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise thereof. The Compensation Committee is also responsible for other questions involving the administration and interpretation of the 2001 Option Plan.

         The Board may from time to time suspend, terminate, modify or amend the 2001 Option Plan, but may not, without the approval of the Company's stockholders, increase the aggregate number of shares of Common Stock subject to the 2001 Option Plan (except for increases due to certain adjustments), decrease the minimum exercise price specified by the 2001 Option Plan in respect of ISO's or change the class of persons eligible to receive options or awards under the 2001 Option Plan or adopt any amendment for which stockholder approval is required under applicable Delaware law.

         The Board may terminate the 2001 Option Plan at any time. The termination of the 2001 Option Plan will not alter or impair any rights or obligations under any option or award previously granted under the 2001 Option Plan.

         The selection of the eligible individuals who will receive options under the 2001 Option Plan, upon approval of the 2001 Option Plan by stockholders, and the size and type of options is generally to be determined by the Compensation Committee in its discretion. No options or awards have been made or granted under the 2001 Option Plan, nor are any such options or awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees.

Certain Federal Tax Consequences

         The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to options granted under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

         Incentive Stock Options

         The Company understands the federal income tax consequences of ISO's to be generally as follows: an employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely excise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or (ii) within three months after termination of employment. The 2001 Option Plan, however, limits the right of the legal representative of any optionee who has died within one month of his or her termination of employment. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

         If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the option or one year from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income, provided the Company satisfies certain tax information reporting requirements.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will constitute an item of tax preference for purposes of the "alternative minimum tax" set forth in the Code.

         Nonqualified Stock Options

         In the case of NQSO's, the Company understands that the optionee will not generally be taxed upon grant of any such option. Rather, at the time of exercise of an NQSO, the optionee will, except as noted below, realize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income, provided the Company satisfies certain tax information reporting requirements. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term capital gain or loss if such stock is held for a sufficient period of time.

THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001 OPTION PLAN.

5.       Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         The Company retained Arthur Andersen LLP ("AA") as its independent auditor for the current year. AA has acted as the Company's independent auditor since 1996. The Company expects representatives of AA to be present at the Company's 2001 Annual Meeting of Stockholders. AA will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of AA will be available to respond to appropriate questions if called upon to do so.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2002 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than February 15, 2002.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.


                                          By order of the Board of Directors,


                                          By    /s/ Paul S. Evans
                                             ----------------------------------
                                              Paul S. Evans, Secretary

                                   APPENDIX A

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Specialized Health Products International, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors (the "Board"), would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, creditors and other stakeholders relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently. There will be at least two formal meetings with Company management in the presence of the independent auditors. The Audit Committee will hold separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

1. Develop an effective Audit Committee charter approved by the Board. Update this charter at least annually or as business developments may dictate.

2. Influence the overall Company "tone" for quality financial reporting, sound business risk controls, and ethical behavior.

3. Review and recommend to the Board the Audit Committee's choice of independent auditors and the level of fees for audits of the financial statements of the Company. Recommend dismissal when necessary. Maintain an active dialog with the independent auditors to identify and disclose any relationship or services that may impact the objectivity and independence of the auditors.

4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent auditors.

5. Emphasize the adequacy of internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review the Company's policy statements to enforce adherence to its code of conduct.

6. Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review changes in accounting principles and concur as to their appropriateness.

         The Audit Committee on a regular basis should also monitor the integrity and quality of internal financial and operating information used by management in its decision making processes.

7. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

8.       Consider and review with the independent auditors:

         (a) Any significant findings in the independent auditors SAS 71 interim financial statement review prior to the Company's filing of its Form 10-QSB.

         (b) The adequacy of the Company's internal controls including computerized information system controls and security.

         (c) Any significant findings and recommendations of the independent auditors together with management's responses thereto.

9. Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.

10. Evaluate and make recommendations regarding management initiatives affecting the financing of the Company and related matters.

11.      Assess independent auditor performance.

12.      Assess Audit Committee performance.

13. Review and approve required stock exchange certifications, if any, and proxy statement disclosure.

14. Provide a report of the Audit Committee's findings that result from its financial reporting oversight responsibilities including representation that the Audit Committee has:

         a. discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,
         b. received and reviewed the written disclosures and the letter from the independent auditors required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board,
         c.       discussed with the auditors the auditors' independence.

         This report from the Audit Committee is to be included in proxy statements filed by the Company.

15. Conduct an annual quality discussion with the independent auditors wherein the independent auditors discuss their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in it financial reporting.

16. Ensure that the independent auditors review interim financial statements and conduct a quality discussion with the independent auditors before the Company files its Form 10-Q or 10-QSB.

                                   APPENDIX B


              -----------------------------------------------------



                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT



                                  By and Among
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                                     and the
                       PURCHASERS NAMED ON ANNEX I HERETO

                              As of October 5, 2001



              -----------------------------------------------------

                                TABLE OF EXHIBITS



Exhibits

A        Certificate of Designation

B        Form of Investors' Rights Agreement

C        Form of Lock-Up Agreement

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of October 5, 2001 (the "Agreement"), is by and among Specialized Health Products International, Inc., a Delaware corporation (the "Company"), and the purchasers named on Annex I hereto. The parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided by GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this
Section 1.1 as follows:

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or any officer or director of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that the Investors shall not be Affiliates of the Company for purposes of this Agreement.

         "Agreement" is defined in the Preamble.

         "Alternative Transactions" is defined in Section 5.2.

         "Balance Sheet Date" is defined in Section 3.6.

         "Bridge Notes" means the $1,500,000 aggregate principal amount of 12% Secured Convertible Promissory Notes issued by the Company in July 2001.

         "By-laws" means all written rules, regulations, procedures and by-laws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

         "Certificate of Designation" is defined in Section 2.1.

         "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

         "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

         "Common Stock" means the common stock, $0.02 par value, of the Company.

         "Company" is defined in the Preamble.

         "Company Intellectual Property" is defined in Section 3.17(b).

         "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

         "Employee Benefit Plan" means each and all "employee benefit plans" as defined in section 3(3) of ERISA, maintained or contributed to by the Company, any of its Affiliates or any of their respective predecessors, or in which the Company, any of its Affiliates or any of their respective predecessors participates or participated and which provides benefits to employees of the Company or their spouses or covered dependents or with respect to which the Company has or may have a material liability, including, (i) any such plans that are "employee welfare plans" as defined in section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in section 3(2) of ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

         "ERISA Group", with respect to any entity, means any Person which is a member of the same "controlled group" or under "common control", within the meaning of section 414(b) or (c) of the Code or section 4001(b)(1) of ERISA, with such entity.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

         "Financial Statements" is defined in Section 3.6.

         "First Closing" is defined in Section 2.3.

         "First Closing Date" is defined in Section 2.3.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

         "Intellectual Property" is defined in Section 3.17(a).

         "Intellectual Property Licenses" is defined in Section 3.17(d).

         "Investor Securities" is defined in Section 2.1.

         "Investors" means the holders of Investor Securities immediately following the First Closing, the original holders of which are listed on Annex I hereto.

         "Investors' Rights Agreement" is defined in Section 2.4(d)(i).

         "Legal Requirement" means any federal, state or local law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

         "Lock-up Agreements" is defined in Section 2.4(d)(iii).

         "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of the Company, including, without limitation, the termination or modification in a manner adverse to the Company of any license or other agreement to which the Company is a party.

         "Members of the Immediate Family," as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

         "Other Intellectual Property" is defined in Section 3.17.

         "Pension Plan" means each pension plan (as defined in section 3(2) of ERISA) established or maintained, or to which contributions are or were made by the Company or any of its Subsidiaries or former Subsidiaries, or any Person which is a member of the same ERISA Group with any of the foregoing.

         "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

         "Proxy Statement" is defined in Section 5.1(b).

         "Related Agreements" means the Investors' Rights Agreement and the Lock-up Agreements.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

         "Series A Preferred Stock" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

         "Subsidiary" means any Person of which the Company now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

         "Third Party" is defined in Section 5.2.

         "Welfare Plan" means each welfare plan (as defined in section 3(l) of ERISA) established or maintained, or to which any contributions are or were made, by the Company or any of its Subsidiaries or any Person which is a member of the same ERISA Group with any of the foregoing.

                                   ARTICLE II

                         SALE AND PURCHASE OF SECURITIES

         2.1 Investor Securities. The Series A Preferred Stock being purchased by the Investors hereunder, together with any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including the Common Stock issuable upon conversion of the Series A Preferred Stock, are collectively referred to as "Investor Securities"; provided, however, that once any such securities have been sold in a public offering registered under the Securities Act or sold pursuant to Rule 144 under the Securities Act they shall cease to be Investor Securities for all purposes of this Agreement. The powers, preferences and rights of the Series A Preferred Stock are set forth in the Company's Certificate of Designation, Preferences and Limitations, attached hereto as Exhibit A (the "Certificate of Designation").

         2.2 Agreement to Sell and Purchase. Subject to the terms and conditions hereof and in reliance on the Investors' representations, warranties and agreements contained or referred to herein, the Company agrees to issue and sell to the Investors and, subject to the terms and conditions hereof and in reliance on the representations, warranties and agreements of the Company contained or referred to herein, the Investors severally agree to purchase at the First Closing, the number of shares of Series A Preferred Stock specified in Annex I for each Investor at the purchase price of $0.458 per share, payable by wire transfer or certified check or by conversion of the principal amount of outstanding Bridge Notes. The Investors shall also have the right (but not the obligation) to purchase the number of shares of Series A Preferred Stock specified in Annex II at the purchase price of $0.458 per share, payable by wire transfer or certified check, at the time and subject to the conditions set forth below.

         2.3 Closings. The first closing of the purchase and sale of the Series A Preferred Stock (the "First Closing") and subsequent closings of the purchase and sale of the Series A Preferred Stock (each a "Subsequent Closing" and collectively, the "Subsequent Closings") shall take place in New York, New York at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol. The First Closing shall take place on a date no later than one week after the Company's 2001 annual stockholders meeting (the "First Closing Date") or at such other place and time as the Company and the Investors may otherwise agree. Each Subsequent Closing shall take place from time to time at the election of an Investor or Investors upon no less than five days notice to the Company (each a "Subsequent Closing Date"); provided, however, that no Subsequent Closing may take place after the earlier to occur of (i) the first anniversary of the First Closing and (ii) the thirtieth day following the date as of which an aggregate of two-thirds of the shares of Series A Preferred Stock to be purchased in the Subsequent Closings have been purchased. At each closing, the Company will deliver to the Investors certificates evidencing the number of shares of Series A Preferred Stock set forth on Annex I or Annex II, as the case may be, to be purchased at the applicable closing against payment of the purchase price as set forth on Annex I or Annex II, as the case may be. To the extent that an Investor elects not to purchase the shares of Series A Preferred Stock on or prior to the final Subsequent Closing, then the other Investors shall have the right to purchase their pro rate percentage of such shares (based upon the number of shares purchased at the First Closing) from the Company within ten days following the final Subsequent Closing.

         2.4 Conditions to Closing for the Investors. The Investors' several obligations to purchase the Series A Preferred Stock pursuant to this Agreement on each closing date are subject to the satisfaction, on or prior to the applicable closing date, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Company herein shall have been true and correct when made and shall be true and correct on and as of the applicable closing date with the same force and effect as though made on and as of such closing date, except for representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the applicable closing shall have been performed or complied with and the Company shall not be in default in the performance of or compliance with any provisions of this Agreement.

                  (c) Compliance Certificates. The Company shall have delivered to the Investors a certificate of the chief executive officer or chief financial officer of the Company, dated the date of the applicable closing, certifying to the matters stated in Sections 2.4(a) and (b).

                  (d) Related Agreements. The Company and the other parties thereto shall have duly authorized, executed and delivered to the Investors the following agreements:

                           (i) Investors' Rights Agreement, in the form of
                  Exhibit B, among the Company and the Investors (as from time to time in effect, the "Investors' Rights Agreement").

                           (ii) The Lock-up Agreements, in the form of Exhibit
                  C, among the Company, the Investors and the directors and executive officers of the Company, in their individual capacity (as from time to time in effect, the "Lock-up Agreements").

                  (e) Secretary's Certificate. The Company shall have delivered to the Investors copies of each of the following:

                           (i) the Charter of the Company as of the applicable
                  closing (which shall include the Certificate of Designation), certified by the Secretary of State of Delaware as of a date not more than five (5) days prior to the applicable closing;

                           (ii) the By-laws of the Company; and

                           (iii) resolutions of the Board of Directors of the
                  Company, the form and substance of which are reasonably satisfactory to the Investors, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which the Company is a party, and the transactions contemplated hereby and thereby, including the terms and filing of the Certificate of Designation and the issuance and sale of the Series A Preferred Stock.

                  (f) Legal Opinion. On the applicable closing date, the Investors shall have received from Blackburn & Stoll, LC, counsel to the Company, an opinion letter in a form that is reasonably satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (g) Non-Competition Agreements. The Company will have in full force and effect on the applicable closing date non-competition, confidentiality, non-solicitation and assignment of invention agreements with each of its executive and key employees, each on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (h) Election of Directors. As of the applicable closing, the Board of Directors of the Company shall consist of six directors, including two persons selected by the Investors (who shall initially be David Jahns and Steve Shapiro), and one person selected by the Investors shall have been appointed to the Compensation Committee and the Audit Committee of the Board of Directors.

                  (i) License and Royalty Agreement. The Company will have in full force and effect on the applicable closing date a blood collection license and royalty agreement with Tyco International, Ltd. or a subsidiary thereof or another party on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (j) Supply and Distribution Agreement. The Company will have in full force and effect on the applicable closing date a Huber needle supply and distribution agreement with C.R. Bard, Inc., on terms and conditions satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (k) Charter Amendment. As of the applicable closing, the Certificate of Incorporation of the Company shall have been amended to increase the number of authorized shares of preferred stock from five million shares to 30,000,000, which amendment shall have been approved by the stockholders of the Company at the Annual Meeting.

                  (l) Stockholder Approval. As of the applicable closing, the stockholders of the Company shall have approved the issuance and sale of the Series A Preferred Stock pursuant to this Agreement at the Annual Meeting.

                  (m) Termination of Rights and Warrants. All rights to purchase additional securities of the Company and all warrants outstanding in connection with the Company's April 2001 private placement memorandum shall have been terminated on terms satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (n) Conversion of Bridge Notes. Holders of all of the outstanding Bridge Notes shall have executed a counterpart signature page and agreed to convert the outstanding principal amount of their Bridge Notes into Series A Preferred Stock at the First Closing, the Company shall have paid the accrued interest on the Bridge Notes through the First Closing, and the Bridge Notes and the related security documents shall have been cancelled and shall be of no further force and effect.

                  (o) Retention of Executive Search Firm. The Company will have in full force and effect on the First Closing Date an agreement with an executive search firm selected by Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities pursuant to which the search firm will be retained to recruit a new chief executive officer for the Company.

                  (p) Management Incentive Plan. As of the First Closing Date, the Company shall have (i) reserved an additional 5.0 million shares for grant pursuant to an option plan adopted by the Company and (ii) prepared and adopted a management incentive plan for grants of options to key management personnel and a reserve for new hires, which plan shall be satisfactory to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (q) Releases. The Company will have in full force and effect on the applicable closing date releases relating to the Company's fundings that took place between November 2000 and May 2001 from each of the following investors: Procedo Capital Corp., Robert Walker, Bradley Robinson, David Robinson, Paul Evans, Mark Peterson, Banyan Investment Company, LC, Mike Vanderhoof, W. Reed Jenson, Whisper Investment Company, Clark Mower, Harbour Trustees Limited, Boyd Financial Corp., Nancy Peterson IRA, Mark Peterson IRA II, Don and Jann Solomon, Mike Chase IRA, Jacqueline Jacobs Family Trust, Will Jones, Jeff Peterson, Brian Peterson Roth IRA, Asdale Limited, Plenteus Corp., Max Lewinsohn, John Clarke and Atle Lygren. The Company will also have in full force and effect on the applicable closing date a release from Rubicon International Limited relating to the payment of charges that accrued under its agreement with the Company prior to the date the agreement was terminated. These releases shall be on terms satisfactory to the Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (r) Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by the Company from any third party shall have been obtained by the Company.

                  (s) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                  (t) Compensation Committee. The Company will have in full force and effect on the First Closing Date a Compensation Committee that is structured in a manner that is reasonably acceptable to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities.

                  (u) General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities, and the Investors shall have received copies of all documents, including records of corporate proceedings and officers' certificates, which they may have reasonably requested in connection therewith.

         2.5 Conditions to Closing for the Company. The Company's obligation to issue and sell the Series A Preferred Stock pursuant to this Agreement on the applicable closing date is subject to the satisfaction, on or prior to the applicable closing date, of the following conditions:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Investors herein shall have been true and correct when made and shall be true and correct on and as of the applicable closing date with the same force and effect as though made on and as of such closing date.

                  (b) Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Investor Securities pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Investors as follows:

         3.1 Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2 Corporate Power. The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements to which it is a party, to issue and sell the Investor Securities hereunder, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement, the Related Agreements to which it is a party and the issuance of the Investor Securities to be issued and sold hereunder.

         3.3 Subsidiaries. Except as listed in Schedule 3.3, the Company has no Subsidiaries. Each of the Subsidiaries is a duly organized and validly existing corporation under the laws of its jurisdiction of organization, which jurisdiction is listed in Schedule 3.3. Each Subsidiary has all necessary corporate power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect. The Company owns all of the issued and outstanding capital stock of each of its Subsidiaries and there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of its capital stock.

         3.4 Capitalization. The authorized capital stock of the Company as of the date of the Agreement is set forth in Schedule 3.4. Schedule 3.4 contains a true and correct list of all outstanding capital stock, warrants and options as of the date of the Agreement, including the owner thereof, and, with respect to the warrants and options, the exercise price and the dates of issuance and termination. All of the outstanding shares of capital stock of the Company, including the Series A Preferred Stock to be issued pursuant to this Agreement, will be, upon consummation of the transactions contemplated by this Agreement, validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series A Preferred Stock will be validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by the Related Agreements and applicable securities laws or as otherwise set forth in Schedule 3.4. All of the outstanding shares of capital stock and warrants have been offered and sold in compliance with applicable federal and state securities laws. Other than as set forth in Schedule 3.4, the Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

         3.5 Authorization. All stockholder approval and corporate action on the part of the Company necessary for the due authorization, execution and delivery of this Agreement, the Certificate of Designation and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated herein and therein, and for the due authorization and issuance of
(i) the shares of Series A Preferred Stock, and (ii) the Common Stock issuable upon conversion of the Series A Preferred Stock has been or will be taken prior to the Closing Date. This Agreement and the Related Agreements to which the Company is a party are legal, valid and binding agreements of the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party and the issuance and sale of the Investor Securities will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which the Company or any of its Subsidiaries is subject, or the Company's or any Subsidiary's Charter or By-Laws, or any Contractual Obligation to which the Company or any of its Subsidiaries is a party or by which it is bound.

         3.6 Financial Statements. The Investors have been furnished with complete and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 1999 and the respective related consolidated statements of income, retained earnings and cash flows for the twelve-month period then ended, (b) the audited consolidated balance sheet of the Company as of December 31, 2000 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve-month period then ended, and (c) the unaudited consolidated balance sheet of the Company as of June 30, 2001 (the "Balance Sheet Date") together with the related consolidated statements of operations, cash flows and stockholders' equity for the three-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied, except that the June 30, 2001 financial statements do not contain the notes required by GAAP, and fairly and accurately present the financial condition of the Company and its Subsidiaries at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of the Company and its Subsidiaries are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to the Company and its Subsidiaries and the conduct of their business and accurately present and reflect all of the transactions described therein.

         3.7 Outstanding Debt: Absence of Liabilities. Neither the Company nor any of its Subsidiaries (i) has any outstanding indebtedness for borrowed money except as reflected in the Financial Statements or Schedule 3.7 and (ii) except as reflected, is a guarantor or otherwise contingently liable on such indebtedness of any other Person. Except as set forth in Schedule 3.7, neither the Company nor any of its Subsidiaries has any material liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Financial Statements.

         3.8 Changes in Condition. Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Except as set forth in Schedule 3.8, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, other than as specifically contemplated by this Agreement.

         3.9 Contractual Obligations. Schedule 3.9 contains, together with a reference to the paragraph pursuant to which each item is being disclosed, a correct and complete list of all Contractual Obligations of a material nature of the Company and its Subsidiaries of the types described below:

                  (a) All collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute "fringe benefits" to any of the employees of the Company or its Subsidiaries.

                  (b) All Contractual Obligations under which the Company or any Subsidiary is restricted from carrying on any business, venture or other activities anywhere in the world.

                  (c) All Contractual Obligations to sell or lease (as lessor) any of the properties or assets of the Company or any Subsidiary, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

                  (d) All Contractual Obligations pursuant to which the Company or any Subsidiary guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of the Company or any Subsidiary.

                  (e) All Contractual Obligations pursuant to which the Company or any Subsidiary provides goods or services involving payments to the Company or any Subsidiary of more than $50,000 annually, which Contractual Obligation is not terminable by the Company or any Subsidiary without penalty upon notice of thirty (30) days or less.

                  (f) All Contractual Obligations with any Affiliate of the Company or any Subsidiary (other than the Related Agreements).

                  (g) All Contractual Obligations providing for the disposition of the business, assets or shares of the Company or any Subsidiary or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

                  (h) All Contractual Obligations of the Company or any Subsidiary relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of the Company or any Subsidiary (except liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to the Company or any Subsidiary).

         All of the Contractual Obligations of the Company and its Subsidiaries are enforceable against the Company and its Subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto in accordance with their terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. Neither the Company nor any of its Subsidiaries is in default under nor, to the Company's knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation. Upon request by counsel for the Investors, the Company will, prior to each Closing, furnish to counsel for the Investors true and correct copies of all Contractual Obligations listed in Schedule 3.9.

         3.10 Insurance. The Company has insurance policies in full force and effect, written by reputable insurers licensed to write insurance in the states in which the Company and its Subsidiaries conduct business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope. Schedule 3.10 contains a correct and complete list and description of all insurance policies owned by the Company or any of its Subsidiaries, correct and complete copies of which have previously been made available to the Investors. Neither the Company nor any of its Subsidiaries is in default under any of its insurance policies, nor has the Company or any of its Subsidiaries received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies. Schedule 3.10 also contains a list of all pending claims with any insurance company and any instances of a denial of coverage of the Company or any of its Subsidiaries by any insurance company.

         3.11 Transactions with Affiliates. Other than as set forth in Schedule 3.11, no Affiliate of the Company or any Subsidiary is a customer or supplier of, or is party to any Contractual Obligation with, the Company or any Subsidiary.

         3.12 Conformity With Legal Requirements. The operations of the Company and its Subsidiaries as now conducted are not in violation of, nor is the Company or any Subsidiary in default under, any Legal Requirements presently in effect or the Company's or any Subsidiary's Charter or By-Laws. The Company and its Subsidiaries have all franchises, licenses, permits or other authority presently necessary for the conduct of their businesses as now conducted.

         3.13 Benefit Plans. Schedule 3.13 sets forth a complete list of all Employee Benefit Plans and all Welfare Plans applicable to the employees of the Company and its Subsidiaries. Each Employee Benefit Plan and Welfare Plan has been administered in substantial compliance with its terms and all applicable laws, including the Code and ERISA. Except as set forth in Schedule 3.13, neither Company nor any Subsidiary has any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No "reportable events" within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a "multiemployer plan" as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $50,000.

         3.14 Employees. None of the employees of the Company or any Subsidiary is presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Except as set forth in Schedule 3.14, no controversies or disputes are pending between the Company or any Subsidiary and any of its employees. To the Company's knowledge, no employee of the Company or any Subsidiary is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the Company's or such Subsidiary's business or the use of any trade secrets or proprietary information. Except as set forth in Schedule 3.14, each employee of the Company and its Subsidiaries is an "employee at will" and may be terminated by the Company or such Subsidiary without payment of any amounts other than accrued wages.

         3.15 Taxes. The Company and each of its Subsidiaries has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. The Company and each of its Subsidiaries have paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. The Company has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of the Company as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. The Company and its Subsidiaries have withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by the Company or any of its Subsidiaries.

         3.16 Litigation. Except as set forth on Schedule 3.16, No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to the Company's knowledge, threatened (nor to the Company's knowledge, does any basis exist therefor) against the Company or any of its Subsidiaries or, to the Company's knowledge, any officer of the Company or any Subsidiary, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

         3.17 Patents and Trademarks.

                  (a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world held by such Person and not otherwise in the public domain: (1) all United States, international and foreign patents and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), patterns, drawings, blueprints, specifications, products in development, processes, applications, circuits, invention disclosures, improvements, trade secrets, proprietary information, know how, mask works (and all information contained in a mask but not yet fixed in a chip), technology, technical data and customer lists, and all documentation relating to any of the foregoing; (3) all copyrights, copyright registrations and applications therefor; (4) all industrial designs and any registrations and applications therefor throughout the world; (5) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world;
         (6) all databases and data collections and all rights therein throughout the world; (7) all software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (8) all permits, privileges or royalties; (9) all domain names and website addresses;
         (10) any similar, corresponding or equivalent rights to any of the foregoing and (11) all documentation related to any of the foregoing.

                  (b) Schedule 3.17 sets forth each item of Intellectual Property that is owned by the Company and that is used in or material to the conduct of the Company's business as it is currently conducted (the "Company Intellectual Property"), including, without limitation, all software programs and databases, including any registration and/or application numbers therefor. Except as set forth on Schedule 3.17, the Company owns and will own on the Closing Date each item of Company Intellectual Property set forth on Schedule 3.17. The Company's patents, trademarks and copyrights that have been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office and U.S. Copyright Office or other filing offices, domestic or foreign are listed on Schedule 3.17, and the same remain in full force and effect.

                  (c) Schedule 3.17 lists each item of Intellectual Property other than Company Intellectual Property that is necessary for the conduct of, or otherwise material to, the Company's business as currently conducted ("Other Intellectual Property"), including without limitation, all software programs. The Company has the right, by license or other agreement, to use each item of Other Intellectual Property.

                  (d) Schedule 3.17 sets forth all written or oral licenses, permissions and arrangements pursuant to which (a) the Company permits any Person to use any item of Company Intellectual Property (b) the Company uses any Intellectual Property owned by any Person ((a) and (b) collectively, the "Intellectual Property Licenses"). Except as set forth on Schedule 3.17, all Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens.

                  (e) The Company has delivered to the Investors correct and complete copies of (1) all registrations and applications for any Company Intellectual Property; (2) all Intellectual Property Licenses listed on Schedule 3.17; and (3) copies of any assignments pursuant to which the Company owns any Company Intellectual Property.

                  (f) Except as set forth on Schedule 3.17: (1) the Company is not in material default under any Intellectual Property License, and to the Company's knowledge, no such material default is currently threatened; (2) the operation of the Company's business as currently conducted does not infringe the proprietary rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company has not received any notice, oral or written, that alleges the contrary; (3) to the Company's knowledge, no Company Intellectual Property and no Other Intellectual Property used by the Company under any Intellectual Property License is being infringed by any third party or group thereof; and (4) there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Company's knowledge, threatened, that challenges the Company's rights with respect to any item of Company Intellectual Property or any Other Intellectual Property used by the Company, or the validity or enforceability of any item of Company Intellectual Property, nor are there any claims that any default exists under any Intellectual Property License.

                  (g) Except as set forth on Schedule 3.17, no item of Company Intellectual Property or Other Intellectual Property, or any Intellectual Property License, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal arbitrator, or other Governmental Authority that could affect the Seller's ability to use, license, or transfer such Company Intellectual Property or its validity or enforceability.

                  (h) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or the Company's business or provided by any third party to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and contractor to execute (A) proprietary information and confidentiality agreements in connection with Company Intellectual Property and (B) invention assignment agreements, substantially in the Company's standard forms, and all current employees and contractors of the Company have executed such agreements.

         3.18 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's valid execution, delivery or performance of the Related Agreements to which it is a party, or the offer, issue or sale of the Investor Securities by the Company, the conversion of the Series A Preferred Stock, or the issuance of Common Stock upon conversion of the Series A Preferred Stock, or the consummation of any other transaction pursuant to this Agreement on the part of the Company, except the filing of the Certificate of Designation and filings under applicable federal securities or blue sky laws.

         3.19 Filings, Broker's Fees. The Company is not obligated to pay any broker's fee, finder's fee, investment banker's fee or other similar transaction fee in connection with the transactions contemplated hereby.

         3.20 Minute Books. The minute books of the Company, which shall have been provided to counsel for the Investors prior to the Closing if requested, contain a complete record of actions taken at all meetings of directors and stockholders since August 1995 and reflect all such actions accurately in all material respects.

         3.21 Real Property Holding Corporation. The Company is not a "United States real property holding corporation" as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

         3.22 Disclosure. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 does not contain any untrue statement of a material fact, nor omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of the Company to the Investors in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has furnished the Investors with an accurate and complete copy of its Annual Report on Form 10-KSB for the 2000 fiscal year and all other reports or documents required to be filed by the Company pursuant to the Exchange Act and the rules and regulations of the Commission thereunder, since the filing of the most recent annual report to stockholders. The Company has made all filings with the Commission that it has been legally required to make.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         4.1 Representations and Warranties of the Investors. Each of the Investors severally represents and warrants to the Company that:

                  (a) He or it has full power and authority to enter into this Agreement and the Related Agreements, and that this Agreement and the Related Agreements, when executed and delivered, will constitute the valid and binding legal obligation of such Investor.

                  (b) He or it is an "accredited investor" for purposes of Regulation D under the Securities Act and that he or it has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. If such Investor is other than an individual, then such Investor represents that it was not organized for the purpose of acquiring the Series A Preferred Stock or, if such Investor was formed for the purpose of acquiring the Series A Preferred Stock, then all of its members are "accredited investors" for purposes of Regulation D under the Securities Act.

                  (c) He or it is acquiring the Investor Securities at the applicable closing, subject to the terms hereof and related contemporaneous agreements, for investment for his or its own account and not with a view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the disposition of the Investors' property shall at all times remain in the Investors' control. By executing this Agreement, each Investor further represents and warrants that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Securities.

                  (d) He or it has had an opportunity to discuss the terms and conditions of the offering of the Series A Preferred Stock and the Company, business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by him or it.

                  (e) He or it understands that the shares of Series A Preferred Stock to be purchased hereunder have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  (f) He or it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         4.2 Legend. Each certificate representing shares of Investor Securities shall bear a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or unless the Corporation has been furnished with an opinion of counsel satisfactory to the Corporation that such registration is not required."

                                    ARTICLE V

                   COVENANTS OF THE COMPANY AND THE INVESTORS

         5.1 Annual Stockholder Meeting.

                  (a) As soon as practicable, the Company shall take all action necessary in accordance with the Delaware general corporation law and its Charter and By-laws to call, give notice of and convene a meeting of the Company's stockholders to consider and vote upon the approval of the transactions contemplated by this Agreement.

                  (b) The Company shall, as promptly as practicable, prepare and file with the Commission a proxy statement (the "Proxy Statement") with respect to the approval of the transactions contemplated by this Agreement. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable date and shall use commercially reasonable efforts to hold the Annual Meeting as soon as practicable after the date hereof. The Proxy Statement will contain a recommendation of the board of directors of the Company that the stockholders of the Company vote in favor of the issuance of the Series A Preferred Stock and the transactions contemplated by this Agreement.

         5.2 Inquiries and Negotiations. From the date hereof until the termination hereof, the Company, its Subsidiaries and their respective officers, directors, employees, representatives and other agents will not, directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with or participate in any negotiations or discussions with, or provide any information or date of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than the Investors, Medisys PLC, Surgical Innovations and their respective Affiliates, representatives and agents (each a "Third Party") in connection with any merger, consolidation, sale of any Subsidiary of division that is material to the business of the Company and the Subsidiaries, sale of shares of capital stock or other equity securities, tender or exchange offer, recapitalization, debt restructuring or similar transaction involving the Company (such transactions being hereinafter referred to as "Alternative Transactions"). The Company shall immediately notify the Investors if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction or any comparable transaction with either of Medisys PLC, Surgical Innovations or any of their respective Affiliates, and shall, in any such notice to the Investors, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Investors informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

         5.3 Expenses. The Company will bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the Related Agreements, and the Company hereby agrees to pay the reasonable fees, expenses and disbursements of Galen Partners III, L.P. and its Affiliates, including those of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Galen parties, with respect to services rendered in connection with the transactions contemplated by this Agreement, up to an aggregate maximum of $150,000. The Company represents that as of the date of this Agreement and through the earlier of the First Closing or termination of this Agreement, the Company has and will maintain $150,000 in cash in its bank accounts which amount will be available for payment of the expenses referenced in the prior sentence.

         5.4 Use of Proceeds. Without the consent of Investors holding greater than sixty-six and two thirds percent (66-2/3%) of the voting power of all of the Investor Securities, the Company will not use the proceeds from the sale of the Series A Preferred Stock hereunder for any purpose other than (i) working capital and general corporate purposes and (ii) payment of all reasonable fees and expenses incurred by the Company and the Investors in connection with the transactions contemplated by this Agreement.

         5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Indemnification.

                  (a) All representations, warranties, covenants or agreements made herein or in any Related Agreement or in any closing certificate or other certificate delivered to the Investors pursuant to an express requirement hereof shall be deemed to have been material and relied on by the Investors, notwithstanding any investigation made by the Investors or on the Investors' behalf, and shall survive the execution and delivery to the Investors hereof and of the Investor Securities.

                  (b) The Company shall indemnify and hold any Investors harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities, damages and expenses (including, but not limited to, reasonable legal fees and court costs), whether or not resulting from judgments or arbitration awards, that shall be suffered or incurred by any Investor, as the case may be, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements of the Company made in this Agreement or in any Related Agreement to which the Company is a party or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Company hereunder or thereunder.

                  (c) The indemnified party will notify the indemnifying party in writing within ten days after the receipt by any indemnified party of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this
         Section 6.1. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 6.1, or, if it so elects, to assume at its expense by counsel satisfactory to the indemnified parties the defense of any such claim, action, suit or proceeding, and if the indemnifying party elects to assume such defense, the indemnified party shall be entitled to participate in the defense of any such claim, action, suit or proceeding at its expense.

         6.2 Survival. The obligations of the Company to the Investors under this Agreement shall survive the redemption, repurchase or transfer of any or all of the Investor Securities.

         6.3 Termination.

                  (a) This Agreement may be terminated, whether before or after approval by the stockholders of the Company:

                           (i) by mutual action of the board of directors of the
                  Company and the Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities; or

                           (ii) by either the Company or Investors who have
                  agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities, if (A) the conditions to its obligations under Sections 2.4 and 2.5, as applicable, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before December 31, 2001 or such later date as agreed to by the Company and Galen Partners III, L.P., or (B) the First Closing shall not have occurred prior to the close of business on December 31, 2001 or such later date as agreed to by the Company and Galen Partners III, L.P.;

                  unless in the case of either (A) or (B), such event has been caused by the breach of this Agreement by the party seeking such termination.

                  (b) In the event this Agreement is terminated prior to the First Closing pursuant to Section 6.3(a) above (other than a termination by the Company due to the failure of Galen Partners III, L.P. or any of its Affiliates to satisfy the condition set forth in
         Section 2.5(a)), the Company will issue to Galen Partners III, L.P. and its Affiliates (as specified by Galen Partners III, L.P.) three year warrants to purchase an aggregate 1.0 million shares of Common Stock of the Company at an exercise price of $0.50 per share.

         6.4 Notices. Any notice or other communication in connection with this Agreement or the Investor Securities shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier:

         If to the Company, to it at 585 West 500 South, Bountiful, Utah 84010, attention: Paul Evans, telecopy: (801) 298-1759, telephone: (801) 298-3360, with a copy to Blackburn & Stoll, 77 West 200 South, Suite 400, Salt Lake City, Utah 84101, attention: Eric Robinson, Esq., telecopy (801) 521-7965, telephone (801) 578-3553 or at such other address as the Company shall have specified by notice to the Investors.

         If to the Investors, to the Investors' respective addresses set forth on Annex I, or at such other address as the Investors shall have specified by notice to the Company, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, NY 10111, attention: Merrill A. Ulmer, Esq., telecopy: (212) 841-5725, telephone: (212) 841-5791.

         If to any other holder of record of any Investor Security, to it at its address set forth in the stock register of the Company.

         6.5 Press Releases. The Company and all of the Investors shall agree on a form of press release related to this Agreement following the Closing Date and the Company may thereafter issue such press release from time to time without consulting the Investors named in such press release (if any); provided that the Company shall not issue such press release in the event that (i) any material modifications are made to the form of press release or (ii) the information provided regarding any Investor is modified in any manner. Notwithstanding the foregoing, this Section 6.5 shall in no way restrict the Company's ability to file with the Securities and Exchange Commission such information as Company counsel deems to be required or prudent under the circumstances.

         6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) Investors who have agreed to purchase at least sixty-six and two-thirds percent (66-?%) of the Investor Securities or, following the First Closing, those Investors holding at the relevant time greater than sixty-six and two-thirds percent (66-2/3%) of the voting power of all Investor Securities. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon each holder of any Investor Securities and the Company and each of its Subsidiaries.

         6.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Investors or, following the Closing, the Investors holding at the relevant time greater than sixty-six and two-thirds percent (66-2/3%) of the voting power of all Investor Securities. The Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the

Company. Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for the Investors' benefit as the holder of any Investor Securities are also for the benefit of, and enforceable by, all subsequent holders of Investor Securities.

         6.8 General. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement, the Related Agreements and the other items referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

                            [Signature pages follow]

         The undersigned have executed this Agreement as of the date first above written.

                              SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


                              By:   /s/ David A. Robinson
                                  ----------------------------------------
                              Name: David A. Robinson
                              Title: President


                              GALEN PARTNERS III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By:   /s/ David W. Jahns
                                  ----------------------------------------
                              Name: David W. Jahns
                              Title: General Partner


                              GALEN PARTNERS INTERNATIONAL III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By:   /s/ David W. Jahns
                                  ----------------------------------------
                              Name: David W. Jahns
                              Title: General Partner

                              GALEN EMPLOYEE FUND III, L.P.
                              By:  Wesson Enterprises, Inc., its General Partner


                              By:   /s/ Bruce F. Wesson
                                  ----------------------------------------
                              Name: Bruce F. Wesson
                              Title: President

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


    Counterpart Signature Page to Series A Preferred Stock Purchase Agreement

         The undersigned hereby agrees to become a party as an Investor to the Series A Preferred Stock Purchase Agreement dated October 5, 2001 (the "Agreement") among Specialized Health Products International, Inc. (the "Company") and the Investors named therein, and hereby authorizes the Company
(i) to attach this Counterpart Signature Page to such Agreement and (ii) to add the name of the undersigned to the list of Investors set forth in Annex I to such Agreement.


                                                   _____________________________

Date:______________________

                       ANNEX I TO SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT


Investors
---------

                                                   Principal
                                                   Amount of
                                                   Bridge Notes
                                                   to the        Cash
Name and Address                   Shares          Converted     Purchase Price
----------------                   ------          ---------     --------------

Galen Partners III, L.P.           6,981,397             --       $3,197,479.85
610 Fifth Avenue
New York, New York 10020

Galen Partners
International III, L.P.              631,937             --          289,427.15
610 Fifth Avenue
New York, New York 10020

Galen Employees Fund III, L.P.        28,588             --           13,093.00
610 Fifth Avenue
New York, New York 10020

Banyan Investment Company          1,091,703     $  500,000                  --
1247 Moyle Drive
Alpine, UT 84004

Whisper Investment Co.               109,170         50,000                  --
440 E. 400 S.
Salt Lake City, UT 84111

Will S. Jones                        109,170         50,000                  --
999 Grove Dr.
Alpine, UT 84004

Michael D. Vanderhoof                218,341        100,000                  --
6512 N. SR 32
Peoa, UT 84061

Alpine Securities                     54,585         25,000                  --
FBO Michael Chase IRA
6629 Anne Marie Dr.
Salt Lake City, UT 84121

Alpine Securities                    218,341        100,000                  --
FBO Mark Peterson IRA #2
1247 Moyle Drive
Alpine, UT 84004

Alpine Securities                     65,502         30,000                  --
FBO Nancy Peterson IRA
1247 Moyle Drive
Alpine, UT 84004

Harbour Trustees Limited             218,341        100,000                  --
P.O. Box 73, Harbour Court
Les Amballes, St. Peter Port,
Guernsey GY1 3DD

Boyd Financial Corporation
3305 Spring Mountain Road, #60       218,341        100,000                  --
Las Vegas, NV 89102

Clark M. Mower
5509 W. Mountain View Drive          109,170         50,000                  --
Mountain Green, UT 84050

Michael Chase
6629 Anne Marie Drive                 87,336         40,000                  --
Salt Lake City, UT 84121

Jacqueline Jacobs Family Trust
Kelly Trimble - Trustee               54,585         25,000                  --
175 South Main Street, Suite 1230
Salt Lake City, UT 84111

W. Reed Jensen
4348 Butternut Rd.                   163,755         75,000                  --
Salt Lake City, UT 84124

Alpine Securities
FBO Brian Peterson, Roth IRA          21,834         10,000                  --
1247 Moyle Drive
Alpine, UT 84004

Jeffrey S. Peterson
14097 S.Mill Canyon Park Drive        10,917          5,000                  --
Riverton, UT 84065

Mark Peterson
1247 Moyle Drive                      74,236         34,000                  --
Alpine, UT 84004

Donald D. and Jann H. Solomon
3738 Adams Ave.                       32,751         15,000                  --
Ogden, UT 84403

Asdale Limited                       163,755         75,000                  --

Atlee Lygren                         253,275        116,000                  --
                                  ----------     ----------       -------------
         Total                    10,917,030     $1,500,000       $3,500,000

                      ANNEX II TO SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT


Investors
---------

                                                            Cash
Name and Address                         Shares             Purchase Price
----------------                         ------             --------------

Galen Partners III, L.P.                 6,981,397           $3,197,479.85
610 Fifth Avenue
New York, New York 10020

Galen Partners
International III, L.P.                    631,937              289,427.15
610 Fifth Avenue
New York, New York 10020

Galen Employees Fund III, L.P.              28,588               13,093
610 Fifth Avenue
New York, New York 10020

Banyan Investment Company                1,091,703              500,000
1247 Moyle Drive
Alpine, UT 84004

Whisper Investment Co.                     109,170               50,000
440 E. 400 S.
Salt Lake City, UT 84111

Will S. Jones                              109,170               50,000
999 Grove Dr.
Alpine, UT 84004

Michael D. Vanderhoof                      218,341              100,000
6512 N. SR 32
Peoa, UT 84061

Alpine Securities                           54,585               25,000
FBO Michael Chase IRA
6629 Anne Marie Dr.
Salt Lake City, UT 84121

Alpine Securities                          218,341              100,000
FBO Mark Peterson IRA #2
1247 Moyle Drive
Alpine, UT 84004

Alpine Securities                           65,502               30,000
FBO Nancy Peterson IRA
1247 Moyle Drive
Alpine, UT 84004

Harbour Trustees Limited                   218,341              100,000
P.O. Box 73, Harbour Court
Les Amballes, St. Peter Port,
Guernsey GY1 3DD

Boyd Financial Corporation                 218,341              100,000
3305 Spring Mountain Road, #60
Las Vegas, NV 89102

Clark M. Mower                             109,170               50,000
5509 W. Mountain View Drive
Mountain Green, UT 84050

Michael Chase                               87,336               40,000
6629 Anne Marie Drive
Salt Lake City, UT 84121

Jacqueline Jacobs Family Trust              54,585               25,000
Kelly Trimble - Trustee
175 South Main Street, Suite 1230
Salt Lake City, UT 84111

W. Reed Jensen                             163,755               75,000
4348 Butternut Rd.
Salt Lake City, UT 84124

Alpine Securities                           21,834               10,000
FBO Brian Peterson, Roth IRA
1247 Moyle Drive
Alpine, UT 84004

Jeffrey S. Peterson                         10,917                5,000
14097 S.Mill Canyon Park Drive
Riverton, UT 84065

Mark Peterson                               74,236               34,000
1247 Moyle Drive
Alpine, UT 84004

Donald D. and Jann H. Solomon               32,751               15,000
3738 Adams Ave.
Ogden, UT 84403

Asdale Limited                             163,755               75,000

Atlee Lygren                               253,275              116,000
                                        ----------           ------------
         Total                          10,917,030           $5,000,000

                                    EXHIBIT A

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND LIMITATIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

         Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware and Article Fourth of its Certificate of Incorporation, Specialized Health Products International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, and pursuant to the General Corporation Law of the State of Delaware, the following resolution, establishing and designating a series of shares of Preferred Stock and fixing and determining the designations, preferences and rights, and the qualifications, limitations or restrictions thereof, was duly adopted by the Board of Directors and by all other necessary action on the part of the Corporation on _______________, 2001:

         RESOLVED, that pursuant to the authority provided in the Corporation's Certificate of Incorporation and expressly granted to and vested in the Board, the Board hereby creates out of the Preferred Stock, par value $0.001 per share, of the Corporation, a Series A Preferred Stock (the "Series A Preferred Stock") and hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, to the extent not otherwise provided in the Corporation's Certificate of Incorporation of the shares of such series as follows:

         A. Number of Shares. The maximum number of authorized shares of Series A Preferred Stock shall be 21,834,060, unless and until such number is changed in accordance with applicable law and this resolution (the "Designating Resolution").

         B. Waivers Permitted. Notwithstanding anything to the contrary herein, any right, condition, requirement, or covenant contained in this Designating Resolution may be waived in writing by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series A Preferred Stock then outstanding.

         C. Preferences and Rights of Series A Preferred Stock.

1. Dividends.

         (a) The holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) per share per annum payable semi-annually, when, if and as declared by the Board of Directors ("Board") out of any assets legally available therefor. The right to such dividends on the Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. No dividend shall be declared and paid on the Common Stock of the Corporation unless a dividend is also concurrently being declared and paid on the Series A Preferred Stock and no dividend shall be paid on the Common Stock at a rate greater than the rate at which dividends are paid on the Series A Preferred Stock (based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible on the date the dividend is declared).

2. Liquidation Preference.

         (a) Preference. If there is any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, an amount equal to at least $0.458 per outstanding share of Series A Preferred Stock, plus an amount equal to an eight percent (8%) annual compounded return on $0.458 per outstanding share of Series A Preferred Stock from the date of the initial purchase of such share less any dividends previously paid on such share (subject to adjustment under Section C.3); provided, however, that the holders of the Series A Preferred Stock shall not be entitled to any such preferential amounts if, in connection with any such liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock would receive an amount equal to at least $1.374 per outstanding share of Series A Preferred Stock on an as-converted basis (subject to adjustment under Section C.3). If, upon the occurrence of any such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount that each such holder is otherwise entitled to receive.

         (b) Remaining Assets. If there are any assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described in Section C.2(a) above or if no such preferential amounts are owed by the Corporation, then all such remaining assets shall be distributed first as may be required with respect to other series of Preferred Stock that may from time to time come into existence, and then to the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock.

         (c) Deemed Liquidation Events.

                  (i) Any consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, transfer, lease, conveyance or disposition of all or substantially all of the assets of the Corporation to a single person or a group of affiliated persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.2, unless the stockholders of the Corporation immediately before such transaction own, directly or indirectly, immediately after the consummation of such transaction, at least 50% of the voting power of the surviving or purchasing entity (on an as-converted basis).

                  (ii) If any of such events described in Section C.2(c)(i) occurs and the consideration received by the Corporation or the stockholders of the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board.

3. Conversion and Anti-Dilution Provisions.

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.458 (the "Initial Price") by the Conversion Price (as defined below) at the time in effect for such share (the "Conversion Rate"). The conversion price per share shall be $0.458, as adjusted pursuant to this Section C.3 (the "Conversion Price").

         (b) Automatic Conversion. In addition, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate if at any time sixty-six and two thirds percent (66 2/3%) of the Series A Preferred Stock issued by the Corporation shall have been converted by the holders thereof into Common Stock. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Series A Preferred Stock if, after the second anniversary of the Original Issue Date (as defined below), the Corporation's average closing share price for Common Stock as reported on NASDAQ or the OTC Bulletin Board for at least twenty (20) consecutive trading days exceeds three (3) times the Conversion Price.

         (c) Mechanics of Conversion. Before any shares of Series A Preferred Stock shall be converted pursuant to Section C.3(a) or C.3(b) into shares of

Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and (i) if being converted at the election of the holder pursuant to Section C.3(a), such holder must give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, or (ii) if being converted at the election of the Corporation pursuant to Section C.3(a) or automatically pursuant to Section C.3(b), the Corporation must give written notice by mail, postage prepaid, to the holder at the last known address as reflected on the Corporation's records of such conversion and requesting the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder if so directed, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (d) Adjustments to Series A Preferred Stock Conversion Price for Certain Diluting Issues.

                  (i) Special Definitions. The following terms shall have the following meanings:

                           (1) "Options" shall mean rights, options, or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock, Series A Preferred Stock, or Convertible Securities.

                           (2) "Original Issue Date" shall mean the date on
                  which a share of Series A Preferred Stock was first issued.

                           (3) "Convertible Securities" shall mean any evidences
                  of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                           (4) "Additional Shares of Common Stock" shall mean
                  all shares of Common Stock issued (or, pursuant to Section C.3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                    (A) upon conversion of shares of Series A
                           Preferred Stock;

                                    (B) to officers, directors or employees of,
                           or consultants or sales agents to, the Corporation directly or pursuant to stock option or restricted stock purchase plans or agreements either in place as of the Original Issue Date or as approved by the Board;

                                    (C) as a dividend or distribution on Series
                           A Preferred Stock;

                                    (D) upon exercise or conversion of
                           outstanding options or warrants, respectively;

                                    (E) for which adjustment of the Conversion
                           Price is made pursuant to this Section C.3; or

                                    (F) in connection with lease lines, bank or
                           other commercial financings, or other similar transactions that are approved by the Board.

                           (ii) No Adjustment of Conversion Price. Any provision
                  herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section C.3(d)(v)) for an

                  Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

                           (iii) Deemed Issue of Additional Shares of Common
                  Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities or for Series A Preferred Stock, the conversion or exchange of such Convertible Securities or Series A Preferred Stock, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (1) no further adjustments in the Conversion
                           Price shall be made upon the subsequent issue of such Convertible Securities, or Series A Preferred Stock or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or Series A Preferred Stock;

                                    (2) if such Options or Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);

                                    (3) upon the expiration of any such Options
                           or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                             (A) in the case of Convertible
                                    Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                             (B) in the case of Options for
                                    Convertible Securities or Series A Preferred
                                    Stock only the Convertible Securities or Series A Preferred Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.3(d)) upon the issue of the Convertible Securities or Series A

                                    Preferred Stock with respect to which such Options were actually exercised;

                                             (4) no readjustment pursuant to
                                    clause (2) or (3) above shall have the
                                    effect of increasing the Conversion Price to an amount which exceeds the lesser of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                             (5) in the case of any Options
                                    which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                           (iv) Adjustment of Conversion Price Upon Issuance of
                  Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.3(d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue,

                                    (1) if such issuance occurs prior to the
                           second anniversary of the Original Issue Date, to a price equal to the price per share of such issue, or

                                    (2) if such issuance occurs on or after the
                           second anniversary of the Original Issue Date, to a price (calculated to the nearest cent), determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully executed immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                           (v) Determination of Consideration. For purposes of
                  this Section C.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (1) Cash and Property. Such consideration
                           shall:

                                             (A) insofar as it consists of cash,
                                    be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                             (B) insofar as it consists of
                                    property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                             (C) in the event Additional Shares
                                    of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                                    (2) Options and Convertible Securities. The
                           consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.3(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                             (A) the total amount, if any,
                                    received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities or Series A Preferred Stock, the exercise of such Options for Convertible Securities or Series A Preferred Stock and the conversion or exchange of such Convertible Securities or Series A Preferred Stock by

                                             (B) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  (e) Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the initial issuance date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.3(e) or a merger or other reorganization that is considered a deemed liquidation event under Section C.2(c)), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                  (g) No Fractional Shares and Certificates as to Adjustments. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares of Common Stock issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock at the time being converted into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (h) Reservation of Stock Issuable On Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain stockholder approval of any necessary amendment to the Articles of Incorporation of the Corporation.

4. Voting Rights.

         (a) In General. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The Series A Preferred Stock shall not be entitled to vote as a class on any matter except as provided herein or as may be required by law.

         (b)  Board of Directors.

                  (i) The holders of Series A Preferred Stock, voting together as a class, shall be entitled, at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors to elect two (2) members of the Board.

                  (ii) Any director elected pursuant to this Section C.4(b) shall hold office until (x) one (1) year from the date of such election, (y) until his successor is duly elected and qualified, or (z) until his earlier death, resignation or removal.

                  (iii) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to Section C.4(b) hereof, the remaining director or directors so elected by the holders of the Series A Preferred Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred Stock.

         (c) Special Voting Rights. The Corporation shall not, without the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of the Series A Preferred Stock, voting together as a single class:

                  (i) amend its Certificate of Incorporation or Bylaws if such amendment would result in any change to the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) increase the number of authorized shares of Series A Preferred Stock;

                  (iii) create any new class or series, or reclassify any existing class or series, having a preference over, or on a parity with, the Series A Preferred Stock with respect to voting rights or representation, dividends, redemptions, or upon liquidation;

                  (iv) redeem or repurchase shares of the Common Stock other than shares repurchased from employees or officers pursuant to stock option or restricted stock purchase plans or agreements either in place as of the Original Issue Date or as approved by the Board; or

                  (v) effect (x) any sale or other conveyance of all or substantially all of the assets of the Corporation, or (y) any merger, consolidation or other business combination unless the stockholders of the Corporation immediately before such transaction own, directly or indirectly, immediately after the consummation of such transaction, at least 50% of the voting power of the surviving or purchasing entity (on an as-converted basis), provided, however, the provisions of this Section C.4(c)(v) shall not apply and the holders of the Series A Preferred Stock shall not be entitled to vote as a separate class with respect to any such transaction if the holders of the Series A Preferred Stock will receive an amount equal to at least $1.374 per outstanding share of Series A Preferred Stock on an as-converted basis (subject to adjustment under Section C.3(e)) in connection with such transaction.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this ___ day of ____________________, 2001.

                                    SPECIALIZED HEALTH PRODUCTS
                                    INTERNATIONAL, INC.

                                    By:   _____________________________
                                    Name: ___________________________
                                    Its:  ______________________________

                                    EXHIBIT B

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                           INVESTORS' RIGHTS AGREEMENT

         This Investors' Rights Agreement (this "Agreement") is made and entered into as of the 5th day of October, 2001 by and among Specialized Health Products International, Inc., a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Investors").

                                    Recitals

         WHEREAS, the Investors are parties to the Series A Preferred Stock Purchase Agreement dated as of October 5, 2001 between the Company and the Investors (the "Series A Agreement"), and certain of the Company's and the Investors' obligations under the Series A Agreement are conditioned upon the execution and delivery by the Investors and the Company of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall have the same meaning given to such term in the Series A Agreement.

         (b) "Closing" shall mean the date of the initial sale of shares of the Company's Series A Preferred Stock.

         (c) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         (e) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.2 and Section 1.12 hereof.

         (f) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold more than fifty percent (50%) of the outstanding Registrable Securities.

         (g) "Investors" shall mean persons who purchased Shares pursuant to the Series A Agreement.

         (h) "Material Adverse Effect" shall mean a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

         (i) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

         (j) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

         (k) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         (l) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

         (m) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(b) hereof.

         (n) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (o) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         (q) "Selling Expense" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

         (r) "Shares" shall mean the Company's Series A Preferred Stock par value $.001 per share.

         1.2 Restrictions on Transfer.

         (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder or for the benefit of a Holder's family member, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

         (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, OR UNLESS THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

         (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         1.3 Requested Registration.

         (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than November ___, 2003 (the second anniversary of the Closing), a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                  (i) promptly, and in any event no later than ten (10) days of the receipt of such written request; give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

         The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

                           (A) In any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (B) After the Company has initiated two (2) such
                  registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.5 hereof and would, absent such election, have been required to bear such expenses);

                           (C) During the period starting with the date sixty
                  (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty
                  (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                           (D) If the Initiating Holders propose to dispose of
                  shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under
                  Section 1.6 hereof.

         (b) Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event no later than forty-five (45) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(d) and 1.14 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         (c) Participation. A Holder may elect to include in any registration and underwriting, if applicable, all or a part of the Registrable Securities he holds.

         (d) Procedures. If (i) the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3 and (ii) the Initiating Holders request that pursuant to this Section 1.3, Registrable Securities be registered pursuant to an underwriting, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Article 1 (including Section 1.13). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of such shares to be included in the underwritten public offering shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such underwriters, first by excluding shares held by the Company, directors, officers, employees and founders of the Company, and then, to the extent necessary, by excluding Registrable Securities in accordance with the allocation provisions contained in Section 1.13.

         (e) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities so excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

         1.4 Company Registration.

         (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to

Section 1.3 or 1.6 hereof), other than a registration relating solely to employee benefit plans on Form S-1, Form S-8 or any successor Forms or a registration relating to a corporate reorganization or other transaction on Form S-4 or any successor to Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therewith, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13.

         If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities so excluded from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

         1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.6 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.3 and
1.6 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration shall not be treated as a counted registration for purposes of Section 1.3 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

         1.6 Registration on Form S-3.

         (a) If the Company qualifies for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that any such request must be made by Holders who in the aggregate hold more than ten percent (10%) of the outstanding Registrable Securities, provided, further, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the circumstances described in clauses (A) and (C) of Section 1.3(a), (iii) if the Company shall furnish the certification described in Section 1.3(b) (but subject to the limitations set forth therein) or (iv) if, in a given twelve month period, the Company has effected one such registration in such period.

         (b) If a request complying with the requirements of Section 1.6(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and
(ii) and Section 1.3(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the rights of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein and the provisions of
Section 1.3(d) hereof shall apply to such registration. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

         1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use commercially reasonable efforts to:

         (a) Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment, that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act, or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

         (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (f) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (g) Use commercially reasonable efforts to furnish, at the request of any underwriter on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.;

         (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

         (i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions.

         1.8 Indemnification.

         (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense rises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder (with respect to such Holder) and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the gross proceeds from the offering received by such Holder.

         (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8, to the extent such failure is not prejudicial. Notwithstanding the foregoing, any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel provided by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnifying Party and the Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall have authorized in writing the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 1.8(d) exceed the net proceeds from the offering received by such Holder.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering of Registrable Securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) This Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

         1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Article 1 may be transferred or assigned by a Holder only to its partners and Affiliates, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

         1.12 "Market Stand-Off" Agreement. If requested by an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that this Section 1.12 shall not apply unless all officers and directors of the Company and other Investors holding five percent (5%) of the Shares enter into similar agreements. The obligations described in this Section
1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty
(180) day period.

         1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable

Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option or similar compensation plan, or in the case of registrations under Sections 1.3 or 1.6 hereof, in order to include in such registration securities registered for the Company's own account.

         1.14 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1.

         1.15 Termination of Registration Rights.

         (a) Except as set forth in subparagraph (b) below, the right of any Holder to request registration or inclusion in any registration pursuant to
Section 1.3, 1.4 or 1.6 shall terminate if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

         (b) The provisions of subparagraph (a) above shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company.

2. COVENANTS OF THE COMPANY.

         The Company hereby covenants and agrees, so long as any Holder owns any Registrable Share, as follows:

         2.1 Basic Financial Information. The Company will furnish the following reports to each Holder who, together with its Affiliates, owns at least twenty percent (20%) of the Shares issued pursuant to the Series A Agreement (each a "Significant Holder"):

         (a) As soon as practicable, and in any event, within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants of recognized national standing selected by the Company.

         (b) As soon as practicable, and in any event, within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles -- consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

         2.2 Additional Information and Rights.

         (a) The Company will deliver the reports and information described below in this Section 2.2 to each Significant Holder:

                  (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the corresponding periods of the prior fiscal year, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

                  (ii) Annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the budget of the Company, in the form approved by its Board of Directors, which operating plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year, a projected balance sheet as of the end of each fiscal quarter in such fiscal year and proposed management incentives for the fiscal year (the "Budget").

                  (iii) With reasonable promptness, all press releases issued by the Company or any subsidiary, any filings made with the Commission by the Company or any subsidiary, and such other data and information as from time to time may be reasonably requested by any Holder or such other data as the Company may from time to time furnish to any of the holders of its securities.

         (b) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

         (c) Anything in Article 2 to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be, directly or indirectly, a competitor or an officer, employee, director or greater than two percent (2%) stockholder of a competitor.

         (d) In lieu of the financial information required pursuant to Section 2.1, copies of the Company's annual reports on Form 10-K or Form 10-KSB and its quarterly reports on Form 10-Q or Form 10-QSB, respectively, may be provided to the Significant Holders.

         2.3 Board of Directors. For so long as any of the Shares are outstanding, the Company's Board of Directors shall maintain a Compensation Committee and an Audit Committee, each to be comprised of at least three members, of which a majority are outside directors, including two (2) members to be appointed by the holders of a majority of the Shares.

         2.4 Chief Executive Officer Search. The Company will work with the executive search firm retained prior to the Closing to retain a new chief executive officer for the Company and agrees to offer a suitable candidate a reasonable market compensation package. The Company shall not retain a new chief executive officer without the consent of the holders of a majority of the Shares.

         2.5 Employee Non-Competition, Confidentiality, Non-Solicitation and Invention Agreements. For so long as any of the Shares are outstanding, the Company shall include non-competition, confidentiality, non-solicitation and assignment of invention provisions reasonably acceptable to the Holders in the employment agreement for each current and future officer or key employee of the Company or any of its subsidiaries.

         2.6 D&O Insurance. The Company will use commercially reasonable efforts to increase its directors' and officers' insurance coverage to $20 million as soon as practicable following the Closing.

         2.7 Dissolution of Subsidiaries. The Company will use commercially reasonable efforts to dissolve or divest the Company's interest in those subsidiaries that the Board of Directors determines is appropriate.

3. MISCELLANEOUS.

         3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to its conflicts of laws principles.

         3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Initiating Holders and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

         3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address or facsimile number as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

         3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.7 Information Confidential. Each Holder acknowledges that the information received pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. One or more counterparts of this Agreement may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

                              SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                              By:_________________________________________
                                    Name:
                                    Title:


                              INVESTORS:

                              GALEN PARTNERS III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: ____________________________
                                    Name:
                                    Title:

                              GALEN PARTNERS INTERNATIONAL III, L.P.
                              By:  Claudius, L.L.C., its General Partner


                              By: ____________________________
                                    Name:
                                    Title:

                              GALEN EMPLOYEE FUND III, L.P.
                              By:  Wesson Enterprises, Inc., its General Partner


                              By: ____________________________
                                   Name:
                                   Title:

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

            Counterpart Signature Page to Investors' Rights Agreement

         The undersigned hereby agrees to become a party as an Investor to the Investors' Rights Agreement dated October 5, 2001 (the "Agreement") among Specialized Health Products International, Inc. (the "Company") and the Investors named therein, and hereby authorizes the Company (i) to attach this Counterpart Signature Page to such Agreement and (ii) to add the name of the undersigned to the list of Investors set forth in Annex I to such Agreement.



                                                 ______________________________

Date:  ___________________

                                    EXHIBIT A

                                   INVESTORS:

Galen Partners III, L.P.
610 Fifth Avenue
New York, New York 10020

Galen Partners International III, L.P.
610 Fifth Avenue
New York, New York 10020

Galen Employee Fund III, L.P.
610 Fifth Avenue
New York, New York 10020

Banyan Investment Company
1247 Moyle Drive
Alpine, UT 84004

Whisper Investment Co.
440 E. 400 S.
Salt Lake City, UT 84111

Will S. Jones
999 Grove Dr.
Alpine, UT 84004

Michael D. Vanderhoof
6512 N. SR 32
Peoa, UT 84061

Alpine Securities
FBO Michael Chase IRA
6629 Anne Marie Dr.
Salt Lake City, UT 84121

Alpine Securities
FBO Mark Peterson IRA #2
1247 Moyle Drive
Alpine, UT 84004

Alpine Securities
FBO Nancy Peterson IRA
1247 Moyle Drive
Alpine, UT 84004

Harbour Trustees Limited
P.O. Box 73, Harbour Court
Les Amballes, St. Peter Port, Guernsey GY1 3DD

Boyd Financial Corporation
3305 Spring Mountain Road, #60
Las Vegas, NV 89102

Clark M. Mower
5509 W. Mountain View Drive
Mountain Green, UT 84050

Michael Chase
6629 Anne Marie Drive
Salt Lake City, UT 84121

Jacqueline Jacobs Family Trust
Kelly Trimble - Trustee
175 South Main Street, Suite 1230
Salt Lake City, UT 84111

W. Reed Jensen
4348 Butternut Rd.
Salt Lake City, UT 84124

Alpine Securities
FBO Brian Peterson, Roth IRA
1247 Moyle Drive
Alpine, UT 84004

Jeffrey S. Peterson
14097 S.Mill Canyon Park Drive
Riverton, UT 84065

Mark Peterson
1247 Moyle Drive
Alpine, UT 84004

Donald D. and Jann H. Solomon
3738 Adams Ave.
Ogden, UT 84403

Asdale Limited

Atlee Lygren

                                    EXHIBIT C

                                LOCK-UP AGREEMENT

         LOCK UP AGREEMENT ("Agreement"), dated as of __________, 2001, by and among Specialized Health Products International, Inc. (the "Company") and the party listed on the signature page hereto.

         WHEREAS, Galen Partners III, L.P. ("Galen") and certain other parties (each a "Purchaser" and collectively, the "Purchasers") propose to enter into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") with the Company, providing for the purchase by the Purchasers of Series A Preferred Stock ("Preferred Stock") of the Company (the "Private Offering"); and

         WHEREAS, the Purchasers and the current officers and directors of the Company (each, an "Affiliated Party") have agreed to enter into this Agreement as a condition of the Private Offering.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         For a period of two years from the First Closing as defined in the Purchase Agreement (the "Lock-up Period"), the undersigned will not, without the prior written consent of Galen (if such undersigned is an Affiliated Party), or the Company (if such undersigned is a Purchaser), directly or indirectly, offer for sale, sell, pledge, contract to sell, hypothecate or otherwise dispose of or transfer (x) any of the Common Stock which the undersigned may own beneficially or of record ("Owned Common Stock") if such undersigned is an Affiliated Party, or (y) any Owned Common Stock or any of the Preferred Stock (or any Common Stock received upon conversion or exchange of the Preferred Stock) which the undersigned may own beneficially or of record ("Owned Preferred Stock") if such undersigned is an Purchaser.

         Notwithstanding the foregoing, the undersigned may transfer any or all of the Owned Common Stock or Owned Preferred Stock, as the case may be, by gift, will or intestacy; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Owned Common Stock or Owned Preferred Stock subject to the provisions of this Agreement, and there shall be no further transfer of such Owned Common Stock or Owned Preferred Stock except in accordance with this Agreement.

         The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Owned Common Stock or Owned Preferred Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Owned Common Stock or Owned Preferred Stock on the transfer books and records of the transfer agent or the Company, as applicable, and (ii) with respect to any shares of Owned Common Stock or Owned Preferred Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Owned Common Stock or Owned Preferred Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Owned Common Stock or Owned Preferred Stock on the transfer books and records of the transfer agent or the Company, as applicable.

         The undersigned understands that the parties to the Purchase Agreement will proceed with the Private Offering in reliance on this Lock-up Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first written above.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                                 By:  ______________________________
                                 Name:
                                 Title:


                                 Stockholder:  _______________________
                                 (please print)

                                 By: _______________________________
                                              (signature)

                                 Print Name: ________________________

                                 Print Title: _________________________

                                   APPENDIX C

                 Specialized Health Products International, Inc.
                             2001 Stock Option Plan

1. Purpose; Effectiveness of the Plan.

         (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

         (b) This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve months before or after that date. If the Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under Section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan's adoption by the Board. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware.

2. Certain Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

         (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

         (b) "1933 Act" means the federal Securities Act of 1933, as amended;

         (c)      "Board" means the Board of Directors of the Company;

         (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

         (e) "Committee" means a committee of two or more Non-Employee Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

         (f) "Company" means Specialized Health Products International, Inc., a Delaware corporation;

         (g) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code;

         (h) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

         (i) "Fair Market Value" means, with respect to the Stock and as of the date an ISO or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee in good faith on such basis as it deems appropriate.

         (j) "ISO" has the same meaning as "incentive stock option," as defined in Section 422 of the Code;

         (k) "Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

         (l) "Non-Employee Director" has the same meaning as "Non-Employee-Director," as defined in Rule 16b-3 as promulgated under the Securities Exchange Act of 1934).;

         (m) "NSO" means any option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

         (n) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

         (o) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

         (p) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

         (q) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

         (r) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

         (s) "Plan" means this Specialized Health Products International, Inc. 1998 Stock Option Plan of the Company;

         (t) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code;

         (u) "Stock" means shares of the Company's Common Stock, $.02 par value;

         (v) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3. Eligibility. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of Sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4. Administration.

         (a) Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's Certificate of Incorporation and By-laws generally.

         (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Certificate of Incorporation, By-laws and this Plan, and the specific limitations on such discretion set forth herein:

                  (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                  (ii) to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

                  (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

                  (iv) to delegate all or a portion of its authority under subsections (i) and (ii) of this Section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of
                           Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

         (c) Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, unless approved by the Board.

         (d) Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of Section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

         (e) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5. Shares Reserved for Options.

         (a) Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed five million (5,000,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

         (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and
                  (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

         (a) Covenants of Optionee. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the

                  Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

         (b) Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder (the "Total Award Option Stock"). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

         (c)      Exercise of the Option.

                  (i) Mechanics and Notice. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

                  (ii) Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

         (d) Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

         (e) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) thirty days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability; (ii) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination. In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

         (f) Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by him or her.

         (g) Qualification of Stock. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

         (h) Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

                  (i) Securities Act of 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optione understands that the Company is under no obligation to register the shares of Option Stock.

                  (ii) Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

                  (iii) Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

         (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency.

         (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(j) have been complied with.

         (k) Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         (l) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         (m) Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         (n) Non-Uniform Determinations. The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         (o) Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such participant.

         (p) Other Employee Benefits. Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of Option Stock will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

7. Proceeds from Sale of Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

9. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

10. Plan Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

11. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.



         Date Plan Adopted by Board of Directors: August 16, 2001
         Date Plan Approved by Stockholders: ______, 2001

                                   APPENDIX D

                PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints David A. Robinson as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of Specialized Health Products International, Inc. held on record by the undersigned on September 7, 2001 at the annual meeting of stockholders to be held on November 6, 2001, or any adjournment thereof.

1. Election of Nominee Director

      [ ] FOR Guy J. Jordan     [ ] WITHHOLD AUTHORITY to vote for Guy J. Jordan

2. Proposal to approve the Series A Preferred Stock Purchase Agreement to which the Company is a party, dated as of October 5, 2001, and the sale by the Company of up to 21,834,060 shares of Series A Preferred Stock to certain investors, including Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (which parties will collectively purchase approximately 70% of the Series A Preferred Stock).

                [ ] For        [ ] Against          [ ] Abstain

3. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares from 55,000,000, comprised of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, to 100,000,000 authorized shares, comprised of 70,000,000 shares of common stock and 30,000,000 shares of preferred stock, 21,834,060 of which shares shall be designated as Series A Preferred Stock.

                [ ] For        [ ] Against          [ ] Abstain

4. Proposal to approve the Specialized Health Products International, Inc. 2001 Stock Option Plan.

                [ ] For        [ ] Against          [ ] Abstain

5. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

         Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2001         _________________________________
                                              (signature)


Please mark, sign, date and return the        ________________________________
proxy card promptly using the enclosed        (signature if held jointly)
envelope or proxy cards may be sent by
facsimile to Colonial Stock at (801)
355-6505 or directly to the Company at        _________________________________
(801) 298-1759.                               (print name of stockholder(s))